                                FMC Corporation
                            Savings and Investment
                                     Plan




                               Winston & Strawn
                                    Chicago
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                               TABLE OF CONTENTS
                               -----------------

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                                                   PAGE
TABLE OF CONTENTS................................     i

ARTICLE I........................................     1
Definitions......................................     1
 Account.........................................     1
 Account Balance.................................     1
 Administrator...................................     1
 Affiliate.......................................     1
 After-Tax Contribution..........................     2
 After-Tax Contribution Account..................     2
 After-Tax Contribution Election.................     2
 Annuity Contract................................     2
 Annuity Starting Date...........................     2
 Basic Contributions.............................     2
 Beneficiary.....................................     2
 Board...........................................     2
 Break in Service................................     2
 Code............................................     2
 Committee.......................................     2
 Company.........................................     3
 Company Contributions...........................     3
 Company Contribution Account....................     3
 Compensation....................................     3
 Contingent Account..............................     4
 Direct Rollover.................................     4
 Disability......................................     4
 Distributee.....................................     4
 Effective Date..................................     4
 Eligible Employee...............................     4
 Eligible Retirement Plan........................     5
 Eligible Rollover Distribution..................     5
 Employee........................................     5
 Employment Commencement Date....................     6
 ERISA...........................................     6
 Forfeiture......................................     6
 Funding Agent...................................     6
 Harsco Stock Account............................     6
 Highly Compensated Employee.....................     6
 Hour of Service.................................     7
 Investment Fund.................................     7
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
 Leased Employee............................................................   7
 Nonhighly Compensated Employee.............................................   7
 Participant................................................................   7
 Participating Employer.....................................................   7
 Period of Separation.......................................................   7
 Plan.......................................................................   8
 Plan Year..................................................................   8
 Pre-Tax Contribution.......................................................   8
 Pre-Tax Contribution Account...............................................   8
 Pre-Tax Contribution Election..............................................   8
 Required Beginning Date....................................................   8
 Rollover Contribution......................................................   8
 Rollover Contribution Account..............................................   8
 Stock......................................................................   8
 Stock Fund.................................................................   8
 Supplemental Contributions.................................................   9
 Surviving Spouse...........................................................   9
 Trust......................................................................   9
 Trust Fund.................................................................   9
 Trustee....................................................................   9
 Valuation Date.............................................................   9
 Year of Service............................................................   9

ARTICLE  II.................................................................  10
Participation...............................................................  10
 2.1 Admission as A Participant.............................................  10
 2.2 Provision of Information...............................................  10
 2.3 Termination of Participation...........................................  11
 2.4 Special Rules Relating to Veterans' Reemployment Rights................  11

ARTICLE III.................................................................  13
Contributions and Account Allocations.......................................  13
 3.1 Pre-Tax Contributions..................................................  13
 3.2 After-Tax Contributions................................................  13
 3.3 Rules Applicable to Both Pre-Tax and After-Tax Contributions...........  13
 3.4 Company Contributions..................................................  14
 3.5 Rollover Contributions.................................................  15
 3.6 Establishment of Accounts..............................................  15
 3.7 Limitation on Annual Additions to Accounts.............................  15
 3.8 Reduction of Annual Additions..........................................  16
 3.9 Combined Plan Fraction.................................................  16
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                                     -ii-
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
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
 3.10      Limitations on Pre-Tax Contributions, After-Tax Contributions and
           Company Contributions - Definitions..........................................  16
 3.11      Maximum Amount of Pre-Tax Contributions......................................  19
 3.12      Correction of Excess Pre-Tax Contributions...................................  19
 3.13      Actual Deferral Percentage Test..............................................  20
 3.14      Actual Contribution Percentage Test..........................................  21
 3.15      Multiple Use of Alternative Limitation.......................................  23

ARTICLE IV..............................................................................  24
Vesting.................................................................................  24
 4.1       Vesting in After-Tax, Pre-Tax and Rollover Contributions Accounts............  24
 4.2       Vesting in Company Contribution and Contingent Accounts......................  24
 4.3       Forfeitures..................................................................  25
 4.4       Special Vesting Rules for Participants Transferred to Snap-On Incorporated...  25
 4.5       Special Vesting Rules for Participants Transferred to Great Lakes Chemical...  26
 4.6       Special Vesting Rules for Participants Transferred to Cambrex................  27

ARTICLE V...............................................................................  28
Timing of Distributions to Participants.................................................  28
 5.1       Separation from Service......................................................  28
 5.2       Start of Benefit Payments....................................................  28
 5.3       Additional Distribution Events...............................................  29
 5.4       Transfers from the Plan for Changes in a Participant's Employment Status.....  30


ARTICLE VI..............................................................................  31
Forms of Benefit, In-Service Withdrawals and Loans......................................  31
 6.1       Cashout of Small Amounts.....................................................  31
 6.2       Medium of Distribution.......................................................  31
 6.3       Forms of Benefit.............................................................  31
 6.4       Change in Form, Timing or Medium of Benefit Payment..........................  32
 6.5       Direct Rollover of Eligible Rollover Distributions...........................  32
 6.6       In-service and Hardship Withdrawals..........................................  32
 6.7       Loans........................................................................  35

ARTICLE VII.............................................................................  38
Death Benefits..........................................................................  38
 7.1       Payment of Account Balance...................................................  38
 7.2       Failure to Name a Beneficiary................................................  38
 7.3       Waiver of Spousal Beneficiary Rights.........................................  38

                                     -iii-
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
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
ARTICLE VIII...............................................................................40
Special Forms of Benefit and Special Death Benefit Provisions Applicable to
Certain Transferred Participants...........................................................40
        8.1 Applicability..................................................................40
        8.2 Forms of Benefit for Certain Transferred Participants..........................40
        8.3 Change in Form, Timing or Medium of Benefit Payment for Certain
            Transferred Participants.......................................................42
        8.4 Waiver of Normal Form of Benefit for Certain Transferred Participants..........42
        8.5 Payment of Account Balances of Certain Transferred Participants Who
            Die Before Payment Begins......................................................43
        8.6 Failure to Name a Beneficiary for Certain Transferred Participants.............44
        8.7 Waiver of Preretirement Survivor Annuity for Certain Transferred Participants..45

ARTICLE IX.................................................................................47
Fiduciaries................................................................................47
        9.1 Named Fiduciaries..............................................................47
        9.2 Employment of Advisers.........................................................47
        9.3 Multiple Fiduciary Capacities..................................................47
        9.4 Payment of Expenses............................................................47
        9.5 Indemnification................................................................48

ARTICLE X..................................................................................49
Plan Administration........................................................................49
       10.1 Powers, Duties and Responsibilities of the Administrator and the Committee...  49
       10.2 Investment Powers, Duties and Responsibilities of the Administrator
            and the Committee..............................................................49
       10.3 Investment of Accounts.........................................................50
       10.4 Valuation of Accounts..........................................................50
       10.5 The Insurance Company..........................................................51
       10.6 Compensation...................................................................51
       10.7 Delegation of Responsibility...................................................51
       10.8 Committee Members..............................................................51

ARTICLE XI.................................................................................53
Appointment of Trustee.....................................................................53

ARTICLE XII................................................................................54
Plan Amendment or Termination..............................................................54
       12.1 Plan Amendment or Termination..................................................54
       12.2 Limitations on Plan Amendment..................................................54
       12.3 Right to Terminate Plan or Discontinue Contributions...........................54
       12.4 Bankruptcy.....................................................................54

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
ARTICLE XIII..................................................................55
Miscellaneous Provisions......................................................55
  13.1  Subsequent Changes....................................................55
  13.2  Merger or Transfer of Assets..........................................55
  13.3  Benefits Not Assignable...............................................55
  13.4  Exclusive Benefit of Participants.....................................56
  13.5  Benefits Payable to Minors, Incompetents and Others...................56
  13.6  Plan Not A Contract of Employment.....................................57
  13.7  Source of Benefits....................................................57
  13.8  Proof of Age and Marriage.............................................57
  13.9  Controlling Law.......................................................57
  13.10 Income Tax Withholding................................................57
  13.11 Claims Procedure......................................................57
  13.12 Participation in the Plan by An Affiliate.............................59
  13.13 Action by Participating Employers.....................................59
  13.14 Dividends.............................................................59


ARTICLE XIV...................................................................60
Top Heavy Provisions..........................................................60
  14.1  Top Heavy Definitions.................................................60
  14.2  Determination of Top Heavy Status.....................................63
  14.3  Minimum Allocation for Top Heavy Plan.................................63
  14.4  Adjustment of Combined Plan Fraction..................................64

APPENDIX A....................................................................66
Bargaining Units Covered......................................................66
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                                      -v-
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                                   BACKGROUND
                                   ----------

          The Employees' Thrift and Stock Purchase Plan was established by the
Company effective April 1, 1961, as the FMC Employees' 1960 Thrift and Stock
Purchase Plan. The Plan was subsequently amended from time to time. The Plan was last amended and restated effective April 1, 1991. This document is an amendment and restatement of the Plan effective, except as and to the extent otherwise provided in this document, as of January 1, 1999, and changes the name of the Plan to the FMC Corporation Savings and Investment Plan effective January 1,
2000.

          The Company or its delegate may amend the Plan to meet applicable rules and regulations of the Internal Revenue Service and the United States
Department of Labor, or for other reasons the Company or its delegate deems necessary or desirable.

          The Plan is intended to be qualified under Code Section 401(a), and its associated trust is intended to be tax exempt under Code Section 501(a). The
Plan is intended also to meet the requirements of ERISA, and will be interpreted, wherever possible, to comply with the terms of the Code and ERISA.

                                   ARTICLE I

                                  Definitions
                                  -----------

          For purposes of this Plan and any amendments to it, the following terms have the meanings ascribed to them below.

          Account means the Pre-Tax Contribution Account, After-Tax Contribution Account, Company Contribution Account, Contingent Account, Employee Contribution Account and Rollover Contribution Account, if any, established on behalf of a Participant.

          Account Balance means the value of the Account maintained on behalf of a Participant, determined as of any Valuation Date.

          Administrator means the Company. The Plan is administered by the Company through the Committee. The Administrator and the Committee have the responsibilities specified in Article X.

          Affiliate  means any corporation, partnership, or other entity that
          ---------
is:

          (a) a member of a controlled group of corporations of which the Company is a member (as described in Code Section 414(b));

          (b) a member of any trade or business under common control with the Company (as described in Code Section 414(c));

          (c) a member of an affiliated service group that includes the Company (as described in Code Section 414(m));

          (d) an entity required to be aggregated with the Company pursuant to regulations promulgated under Code Section 414(o); or

          (e) a leasing organization that provides Leased Employees to the Company or an Affiliate (as determined under paragraphs (a) through (d) above), unless: (i) the Leased Employees make up no more than 20% of the nonhighly compensated workforce of the Company and Affiliates (as determined under paragraphs (a) through (d) above); and (ii) the Leased Employees are covered by a plan described in Code Section 414(n)(5).

"Leasing organization" has the meaning ascribed to it in the definition of "Leased Employee" below.

For purposes of Section 3.7, the 80% thresholds of Code Sections 414(b) and (c) are deemed to be "more than 50%," rather than "at least 80%."

     After-Tax Contribution means the amount a Participant contributes in accordance with Section 3.2. A Participant's After-Tax Contribution may be made up of Basic Contributions, Supplemental Contributions or both.

     After-Tax Contribution Account means the Account established for a Participant pursuant to Section 3.6.2.

     After-Tax Contribution Election means a Participant's election to make After-Tax Contributions in accordance with Section 3.3.1.

     Annuity Contract means an individual or group annuity contract issued by an insurance company and providing periodic benefits, whether fixed, variable or both, to a Participant or Beneficiary. An Annuity Contract must provide that a Participant or Beneficiary cannot transfer, sell, assign, discount, or pledge (as collateral for a loan or for any other purpose) all or any part of the contract benefits or value to any person other than the issuer. The terms of an Annuity Contract must comply with the requirements of this Plan.

     Annuity Starting Date means the first day of the first period for which an amount is paid in an annuity or other form of benefit. In the case of a lump sum distribution, the Annuity Starting Date is the date payment is actually made.

     Basic Contributions means a Participant's Pre-Tax Contributions and After-Tax Contributions not in excess of five percent of his or her annualized Compensation.

     Beneficiary means any person designated or deemed designated by a Participant to receive any payment of Plan benefits due after the Participant's death. A married Participant may name a primary Beneficiary other than his or her Surviving Spouse only if the Surviving Spouse consents to the election in the time frame and manner required by Section 7.3.

     Board means the board of directors of the Company.

     Break in Service means a Period of Separation that lasts for at least 12 consecutive months.

     Code means the Internal Revenue Code of 1986, as amended from time to time. Reference to a specific provision of the Code includes that provision, any successor to it and any valid regulation promulgated under the provision or successor provision.

     Committee means the FMC Corporation Employee Welfare Benefits Plan Committee as described in Section 10.8, its authorized delegatee and any successor to the FMC Corporation Employee Welfare Benefits Plan Committee.

     Company means FMC Corporation and any successor to it.

     Company Contributions means the contributions made by the Employer under
Section 3.4 after March 31, 1982, other than contributions elected by Participants.

     Company Contribution Account means an account maintained as to each Participant, to which the Participant's share of Company Contributions made for periods after March 31, 1982 and all earnings and losses attributable to it, are allocated.

     Compensation means the total compensation paid by the Company or a Participating Employer to an Employee for each Plan Year that is currently includible in gross income for federal income tax purposes:

     (a) including: overtime, administrative and discretionary bonuses (including completion bonuses, gainsharing bonuses and performance related bonuses); sales incentive bonuses; field premiums; back pay and sick pay; plus the Employee's Pre-Tax Contributions and amounts contributed to a plan described in Code Section 125 or 132; and the 9/12 of the incentive compensation (including management incentive bonuses paid in both cash and restricted stock and local incentive bonuses) paid during the Plan Year for services rendered in the preceding Plan Year, and the 3/12 of the incentive compensation (of the same types) paid during the preceding Plan Year for services rendered in the Plan Year preceding the preceding Plan Year (unless, for periods beginning on or after February 1, 2000, the Participant elects all such incentive compensation paid for prior Plan Years to be included in Compensation for the prior Plan Years, or unless the Participant elects that no such incentive compensation will be included in his or her Compensation);

     (b) but excluding: hiring bonuses; referral bonuses; stay bonuses; retention bonuses; awards (including safety awards, "Gutbuster" awards and other similar awards); amounts received as deferred compensation; disability payments from insurance or the Long-Term Disability Plan for Employees of FMC Corporation; workers' compensation benefits; state disability benefits; flexible credits (i.e., wellness awards and payments for opting out of benefit coverage); expatriate premiums; grievance or settlement pay; pay in lieu of notice; severance pay; accrued (but not earned) vacation; other special payments such as reimbursements, relocation or moving expense allowances; stock options or other stock-based compensation (except as provided above); effective January 1, 2000, any gross-up paid by a Participating Employer on any amount paid that is Compensation (as defined herein); other distributions that receive special tax benefits; any amounts paid by a Participating Employer to cover an Employee's FICA tax obligation as to amounts deferred or accrued under any nonqualified retirement plan of a Participating Employer; and any gross-up paid by a Participating Employer on any amount paid that is not Compensation (as defined herein).

Notwithstanding anything herein to the contrary, no amounts paid to a Participant more than 30 days after his or her termination of employment with the Company or a Participating Employer will be considered Compensation.

     The annual amount of Compensation taken into account for a Participant must not exceed $160,000 (as adjusted by Internal Revenue Service for cost-of-living increases in accordance with Code Section 401(a)(17)(B)). Compensation taken into account for the 9-month Plan Year from April 1, 1997 through December 31, 1997 was limited to $120,000 for any Participant. Effective April 1, 1997, the Compensation limit will be applied to each Participant without taking into account the Compensation of any of his or her family members.

     A Participant's Compensation will be conclusively determined according to the Company's records.

     Contingent Account means an account maintained as to each Participant, to which the Participant's share of Company Contributions made for periods before April 1, 1982, and all earnings and losses attributable to it, are allocated.

     Direct Rollover means a payment by the Plan to the Eligible Retirement Plan specified by a Distributee.

     Disability means a medically determinable physical or mental impairment that makes the Participant unable to engage in any substantial gainful activity, can be expected to result in death or be of long and indefinite duration, or has lasted or can be expected to last for a continuous period of at least 12 months. A Participant will be considered to have a Disability at any time only if he or she is then eligible to receive Social Security disability benefits.

     Distributee means an Employee or former Employee. In addition, the Employee's or former Employee's Surviving Spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined under Code Section 414(p), are Distributees as to their Plan interests.

     Effective Date means January 1, 1999.

     Eligible Employee means an Employee of a Participating Employer, other than:

     (a)  a Leased Employee;

     (b) a member of a bargaining unit covered by a collective bargaining agreement that does not specifically provide for participation in the Plan by members of the bargaining unit, or that is not listed in Appendix A;

     (c)  an Employee who is a nonresident alien of the United States; or

     (d) an individual working for a Participating Employer under a contract that designates him or her as an independent contractor.

     An employee who works for a non-U.S. Affiliate, and who would be an Eligible Employee if the non-U.S. Affiliate were a Participating Employer, will be an Eligible Employee during the period in which the employee has U.S. taxable income, and the Company will be deemed to be the Employee's employer for Plan purposes.

     An individual's status as an Eligible Employee or not will be conclusively determined by the Administrator, subject to the claims review procedure described in Section 13.11.

     The bargaining units whose members are covered by the Plan, and the effective dates of that coverage, are listed in Appendix A.

     Eligible Retirement Plan means an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code
Section 408(b), an annuity plan described in Code Section 403(a), or a plan described in Code Section 401(a) that accepts the Distributee's Eligible Rollover Distribution. In the case of an Eligible Rollover Distribution paid to a Surviving Spouse, an Eligible Retirement Plan is either an individual retirement account or individual retirement annuity, and does not include an annuity plan or a Code Section 401(a) plan.

     Eligible Rollover Distribution means any distribution of all or any portion of the balance to the credit of the Distributee, other than (a) a distribution that is one of a series of substantially equal periodic payments made (no less frequently than annually) for the life (or life expectancy) of the Distributee and the Distributee's Beneficiary, or for a specified period of ten years or more; (b) the portion of a distribution that is required to be made under Code
Section 401(a)(9); (c) the portion of a distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation for employer securities); or (iv) effective January 1, 1999, a "hardship distribution" within the meaning of Code Section 402(c)(4).

     Employee means (a) a common law employee of the Company or an Affiliate who is paid as an employee from the payroll of the Company or an Affiliate and treated as an employee, or (b) a Leased Employee.

     Employment Commencement Date means the date on which the Employee first performs an Hour of Service.

     ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to a specific provision of ERISA includes the provision, any successor provision and any valid regulation promulgated under the provision or successor provision.

     Forfeiture means the portion (if any) of a Participant's Company Contribution Account that is forfeited under Section 4.3.

     Funding Agent means any legal reserve life insurance company or Trustee selected by the Administrator or the Committee to receive Plan contributions and pay Plan benefits.

     Harsco Stock Account means an account maintained as to each eligible Participant to hold Harsco stock and all earnings and losses attributable thereto; effective October 6, 1997 no further investments in this account were permitted.

     Highly Compensated Employee means, effective April 1, 1997, an Employee who:

     (a) at any time during the Plan Year or the preceding Plan Year owns (or is considered under Code Section 318 to own) more than five percent of the Company or an Affiliate; or

     (b) had more than $80,000, as adjusted, in Compensation from the Company and the Affiliates during the preceding Plan Year.

A former Employee of the Company or an Affiliate is a Highly Compensated Employee for a given Plan Year if he or she separated from service (or was deemed to have separated) before the Plan Year, performs no service for a Participating Employer during the Plan Year, and was a Highly Compensated Employee for the Plan Year during which he or she separated from service (or was deemed to have separated) or for any Plan Year ending on or after his or her 55th birthday.

     The Secretary of the Treasury or its delegate will adjust the $80,000 limit from time to time, to reflect increases in the cost of living. Employees who are nonresident aliens and receive no earned income (within the meaning of Code
Section 911(d)(2)) from the Company and its Affiliates that constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)) are not treated as Employees for purposes of this definition.

     In determining who was a Highly Compensated Employee for the short Plan Year from April 1, 1997 through December 31, 1997, the Plan Year Compensation limit was adjusted to $60,000. In determining who was a Highly Compensated Employee for the 1998 Plan Year, the "preceding Plan Year" was deemed to be the 1997 calendar year.

          Hour of Service means each hour for which an Employee is directly or indirectly paid or entitled to payment by the Company or an Affiliate for the performance of duties.

          Investment Fund means an investment fund, if any, established or selected by the Administrator pursuant to Section 10.3.

          Leased Employee means, effective January 1, 1997, an individual who performs services for the Company or an Affiliate on a substantially full-time basis, for a period of at least one year, under the primary direction or control of the Company or Affiliate, and under an agreement between the Company or Affiliate and a leasing organization. The leasing organization can be a third party or the Leased Employee himself or herself.

          Nonhighly Compensated Employee means an Employee who is not a Highly Compensated Employee.

          Participant means an Eligible Employee who has begun but not ended his or her participation in the Plan pursuant to the provisions of Article II.

          Participating Employer means the Company and each other Affiliate that adopts the Plan with the consent of the Board, as provided in Section 13.12.

          Period of Separation means a continuous period of time when the Employee is not employed by the Company or an Affiliate. A Period of Separation begins on the date an Employee retires, dies, separates from service due to Disability, quits or is discharged, or, if earlier, on the 12-month anniversary of the date the Employee was otherwise first absent from service. Notwithstanding the foregoing, a Period of Separation does not begin if the Employee is:

          (a) on a leave of absence authorized by the Company or an Affiliate in accordance with standard personnel policies applied in a nondiscriminatory manner to all similarly situated Employees, and returns to active employment with the Company or Affiliates as soon as the leave expires;

          (b) on a military leave while the Employee's reemployment rights are protected by law, and returns to active employment with the Company or Affiliate within 90 days after his or her discharge or release (or such longer period as may be prescribed by law); or

          (c) on a layoff, and returns to work with the Company or an Affiliate within the period of time and in the manner necessary to maintain seniority according to the rules of the Company or Affiliate in effect at the time of the return.

          Plan means, effective January 1, 2000, the FMC Corporation Savings and Investment Plan. For periods beginning before January 1, 2000, the Plan was known as the FMC Employees' Thrift and Stock Purchase Plan. The Plan is a single employer plan.

          Plan Year means the 12-month period beginning on each January 1 and ending on the next December 31. For periods beginning before January 1, 1998, Plan Year meant each 12-month period beginning on April 1 and ending on the next March 31. The period from April 1, 1997 through December 31, 1997 was a short Plan Year.

          Pre-Tax Contribution means the amount that otherwise would have been paid as Compensation that is, before taxes, converted to a Participating Employer contribution in accordance with Section 3.1. A Participant's Pre-Tax Contribution may be made up of Basic Contributions, Supplemental Contributions, or both.

          Pre-Tax Contribution Account means the Account established for a Participant pursuant to Section 3.6.1.

          Pre-Tax Contribution Election means the Participant's election to make Pre-Tax Contributions in accordance with Section 3.3.1.

          Required Beginning Date is defined in Section 5.2.3.

          Rollover Contribution means an amount received from a deferred compensation plan that is qualified under Code Section 401 or 403(a), and which is rolled over to the Plan pursuant to Code Section 402(c). A Rollover Contribution can be either a Direct Rollover or an amount distributed to a Participant and then rolled over. In addition, if an Employee had deposited an Eligible Rollover Distribution into an individual retirement account as defined in Code Section 408, he or she may transfer the amount of the distribution plus earnings from the individual retirement account to the Plan, if the rollover amount is deposited with the Trustee within 60 days after receipt from the individual retirement account, and the rollover meets the other requirements of Code Section 408(d)(3)(A)(ii).

          Rollover Contribution Account means the Account established for a Participant pursuant to Section 3.6.3.

          Stock  means the common stock of the Company.

          Stock Fund means an Investment Fund established and maintained by the Trustee as part of the Trust Fund to invest in Stock. All Plan contributions placed in or directed to the Stock Fund and all dividends, other earnings and appreciation on those contributions must be invested only in Stock, except as and to the extent it is deemed necessary or advisable to maintain cash and cash equivalents to meet the Stock Fund's liquidity needs.

          Supplemental Contributions means a Participant's Pre-Tax Contributions and After-Tax Contributions in excess of five percent of his or her annualized Compensation.

          Surviving Spouse means the person legally married to a Participant on the date of his or her death or on his or her Annuity Starting Date, whichever is earlier.

          Trust means the trust established under the Plan, to which Plan contributions are made and in which Plan assets are held.

          Trust Fund means the assets of the Trust held by or in the name of the Trustee.

          Trustee means the institution appointed as Trustee pursuant to Article XI of the Plan, and any successor Trustee.

          Valuation Date means each business day of the Plan Year. For periods beginning before July 7, 1997, the Valuation Date was the last business day of each calendar month.

          Year of Service means the total number of calendar months during which the Employee is employed by the Company or an Affiliate, divided by 12, including any Period of Separation that does not constitute a Break in Service. A partial month of employment counts as a whole month. An Employee's Years of Service do not include any Breaks in Service.

                                  ARTICLE  II

                                 Participation
                                 -------------

2.1  Admission as A Participant
     --------------------------

          2.1.1 An Employee becomes a Participant as of the date he or she satisfies all of the following requirements:

          (a)  the Employee is an Eligible Employee;

          (b) the Employee either (i) is a permanent, full-time Employee, (ii) is a permanent, part-time employee eligible for benefits, or
               (iii) has completed at least 1,000 Hours of Service in a 12-month period beginning on his or her Employment Commencement Date or an anniversary of his or her Employment Commencement Date;

          (c) the Employee has filed with the Administrator a form on which he or she makes a Pre-Tax Contribution Election or After-Tax Contribution Election; and

          (d) the Employee's election has become effective according to uniform and nondiscriminatory rules established by the Administrator.

In place of the form, the Administrator may substitute a telephonic or electronic means of enrollment.

          2.1.2 A Participant or Eligible Employee who is rehired as an Eligible Employee after a Period of Separation becomes an active Participant by filing with the Administrator a form on which he or she makes his or her Pre-Tax Contribution Election or After-Tax Contribution Election. When the form becomes effective, the Participant or Eligible Employee will again become an active Participant. In place of the form, the Administrator may substitute a telephonic or electronic means of reenrollment.

2.2  Provision of Information
     ------------------------

          Each Participant must execute the forms or follow the telephonic or electronic procedures required by the Administrator and make available to the Administrator any information it reasonably requests. As a condition of participating in the Plan, an Employee agrees, on his or her own behalf and on behalf of all persons who may have or claim any right by reason of the Employee's participation in the Plan, to be bound by all provisions of the Plan and by any agreement entered into pursuant to it.

2.3  Termination of Participation
     ----------------------------

          A Participant ceases to be a Participant when he or she dies or, if earlier, when his or her entire Account Balance has been paid to him or her.

2.4  Special Rules Relating to Veterans' Reemployment Rights
     -------------------------------------------------------

          Effective December 12, 1994, the following special provisions will apply to an Eligible Employee or Participant who is reemployed in accordance with the reemployment provisions of the Uniformed Services Employment and Reemployment Rights Act ("USERRA") following a period of qualifying military service (as determined under USERRA).

          2.4.1 Each period of qualifying military service served by an Eligible Employee or Participant will, upon his or her reemployment as an Eligible Employee, be deemed to constitute service with the Participating Employer for all Plan purposes.

          2.4.2 The Participant will be permitted to make up Pre-Tax and/or After-Tax Contributions missed during the period of qualifying military service, so long as he or she does so during the period of time beginning on the date of the Participant's reemployment with the Participating Employer following his or her period of qualifying military service and extending over the lesser of (a) three times the length of the Participant's period of qualifying military service, and (b) five years.

          2.4.3 The Participating Employer will not credit earnings to a Participant's Account with respect to any Pre-Tax or After-Tax Contribution before the contribution is actually made.

          2.4.4 A reemployed Participant will be entitled to accrued benefits attributable to Pre-Tax or After-Tax Contributions only if they are actually made.

          2.4.5 For all Plan purposes, including the Participating Employer's liability for making contributions on behalf of a reemployed Participant as described above, the Participant will be treated as having received Compensation from the Participating Employer based on the rate of Compensation the Participant would have received during the period of qualifying military service, or if that rate is not reasonably certain, on the basis of the Participant's average rate of Compensation during the 12-month period immediately preceding the period of qualifying military service.

          2.4.6 If a Participant makes a Pre-Tax or After-Tax Contribution in accordance with the foregoing provisions of this Section 2.4:

          (a) those contributions will not be subject to any otherwise applicable limitation under Code Section 402(g), 404(a) or 415, and will not be taken into account in applying those limitations to other contributions under the Plan or any other plan, for the year in which the contributions are made;

               the contributions will be subject to the above-referenced limitations only for the year to which the contributions relate and only in accordance with regulations prescribed by the Internal Revenue Service; and

          (b) the Plan will not be treated as failing to meet the requirements of Code Section 401(a)(4), 401(a)(26), 401(k)(3), 410(b) or 416
               by reason of the contributions.

                                  ARTICLE III

                     Contributions and Account Allocations
                     -------------------------------------

3.1  Pre-Tax Contributions
     ---------------------

          The Company will transmit to the Funding Agent the Pre-Tax Contributions for the Participants. To determine the amount it must transmit for each Participant, the Company will multiply the percentage elected by the Participant in his or her Pre-Tax Contribution Election by the Participant's Compensation.

3.2  After-Tax Contributions
     -----------------------

          The Company will transmit to the Funding Agent the After-Tax Contributions for the Participants. To determine the amount it must transmit for each Participant, the Company will multiply the percentage elected by the Participant in his or her After-Tax Contribution Election by the Participant's Compensation.

3.3  Rules Applicable to Both Pre-Tax and After-Tax Contributions
     ------------------------------------------------------------

          3.3.1 In making his or her Pre-Tax Contribution Election and After-Tax Contribution Election, a Participant must choose to defer or contribute between 2% and 20% (15% before October 1, 1999) of his or her Compensation, in 1% increments. For periods beginning on or after October 1, 1999, the Participant's Pre-Tax Contribution Election and After-Tax Contribution Election cannot together total more than 20% of his or her Compensation. For periods beginning before October 1, 1999, the Participant's Pre-Tax Contribution Election and After-Tax Contribution Election cannot together total more than 15% of his or her Compensation. The Administrator may reduce the amount of any Pre-Tax Contribution Election, or make such other modifications it deems necessary, so that the Plan complies with the provisions of Code Section 401(k). Pre-Tax and After-Tax Contributions will be made on a payroll deduction basis and in accordance with uniform and nondiscriminatory rules and procedures established by the Administrator. A Participant's Salary Deferral Election will apply only to Compensation paid to the Participant while he or she is an Eligible Employee.

          3.3.2 A Participant may change his or her Pre-Tax or After-Tax Contribution Election percentage or discontinue making Pre-Tax Contributions or After-Tax Contributions, as frequently as permitted by the Administrator, by completing the form or following any other election change procedure prescribed by the Administrator. An election change will become effective according to the uniform and nondiscriminatory rules established by the Administrator.

          3.3.3 Pre-Tax and After-Tax Contributions will be delivered to the Funding Agent as of the earliest date they are known and can reasonably be segregated from the general assets of the Participating Employer. In no event will that date be later than the 15th business day of the month following the month they would have been paid to the Participant if he or she had not chosen to defer their payment or contribute them to the Plan.

          3.3.4 Notwithstanding any other provision of the Plan, the amount contributed by the Participating Employers as Pre-Tax Contributions and by Participants as After-Tax Contributions must not exceed, in the aggregate, 15% of the total Compensation for the Plan Year for those Participants employed by the Participating Employers eligible for an allocation for that Plan Year. In addition, the amount contributed by the Participating Employers to this Plan or any other qualified plan maintained by the Participating Employers pursuant to a Participant's Pre-Tax Contribution Election must not exceed the Code Section 402(g) limit applicable for that calendar year.

3.4  Company Contributions
     ---------------------

          3.4.1 For each contribution period, as defined in Section 3.4.2, the Company will make a Company Contribution equal to:

          (a) the applicable percentage of all Basic Contributions made for that contribution period and initially invested in the Stock Fund; plus

          (b) the applicable percentage of all Basic Contributions made for that contribution period and initially invested in any Investment Funds other than the Stock Fund; less

          (c) any Forfeitures credited against the Company Contribution for that contribution period.

No Company Contribution will be made with respect to Supplemental Contributions.

  The applicable percentage for a Plan Year will be determined by the Company before the start of the Plan Year. It is currently anticipated that the applicable percentage will be different for Basic Contributions initially invested in the Stock Fund than for Basic Contributions initially invested in other Investment Funds. The Company will communicate the applicable percentages for each Plan Year as soon as possible after they are determined.

          3.4.2 The Company Contribution for each contribution period will be paid to the Funding Agent as soon as practicable. The Company Contribution will be allocated to each Participant who made Basic Contributions during that contribution period, by multiplying the Participant's own Basic Contributions for the contribution period by the applicable percentages determined for the Participant, as described above. All Company Contributions will be invested in the Stock Fund. For periods beginning on or after July 7, 1997, each calendar week will be a contribution period. For periods beginning before July 7, 1997, each calendar month was a contribution period. Subject to the special provisions of Section 3.13 through 3.15, all Company Contributions for a Plan Year will be allocated to Participants' Company Contribution Accounts no later than the due date (including all extensions) of the Company's federal tax return for the fiscal year of the Company ending with or within the Plan Year.

3.5  Rollover Contributions
     ----------------------

          Effective January 1, 1986, with the approval of the Administrator, a Participant or Eligible Employee may make a Rollover Contribution to the Plan. A Participant's Rollover Contribution will be allocated to his or her Rollover Contribution Account no later than the first day of the month following the month in which the contribution is made. A Rollover Contribution must be made in cash. If an Employee makes a contribution that was intended to be a Rollover Contribution and the Funding Agent later discovers it was not a Rollover Contribution, the Funding Agent will distribute the balance of the Participant's Rollover Contribution Account to him or her as soon as practicable.

3.6  Establishment of Accounts
     -------------------------

          3.6.1 Each Participant to whom Pre-Tax Contributions are allocated will have a Pre-Tax Contribution Account. The Pre-Tax Contribution Account will be credited with the Pre-Tax Contributions allocable to the Participant and the income on those contributions, and will be debited with expenses, losses, withdrawals and distributions chargeable to those contributions.

          3.6.2 Each Participant who makes After-Tax Contributions will have an After-Tax Contribution Account. The After-Tax Contribution Account will be credited with the After-Tax Contributions the Participant makes and the income on those contributions, and will be debited with expenses, losses, withdrawals and distributions chargeable to those contributions.

          3.6.3 Each Participant who makes a Rollover Contribution to the Plan pursuant to Section 3.5 will have a Rollover Contribution Account. The Rollover Contribution Account will be credited with all Rollover Contributions made by the Participant and the income on those contributions, and will be debited with expenses, losses, withdrawals and distributions chargeable to those contributions.

3.7  Limitation on Annual Additions to Accounts
     ------------------------------------------

          Notwithstanding any provision of the Plan to the contrary, the total annual additions allocated for any Plan Year to the Account of a Participant and to his or her accounts under any other defined contribution plan maintained by the Company or an Affiliate must not exceed $30,000 or 25% of the Participant's Compensation. For purposes of this Section 3.7, "annual additions" include all Pre-Tax Contributions, After-Tax Contributions, Company Contributions and Forfeitures allocated to the Participant's Accounts for the Plan Year, except for Excess Pre-Tax Contributions (as described in Section 3.10.5) distributed to the Participant by April 15 following the year for which they were contributed to the Plan. "Annual additions" also include any employer and employee contributions and forfeitures allocated for the Plan Year under other defined contribution plans of the Company and the Affiliates. For Plan Years beginning before January 1, 1998, for purposes of this Section 3.7, a Participant's Compensation was adjusted by subtracting from it any Pre-Tax Contributions made for the Participant for the Plan Year, any Code Section 401(k) contributions made for the Participant to another plan for the

Plan Year, and any contributions made on the Participant's behalf under a Code
Section 125 cafeteria plan. For the Short Plan Year running from April 1, 1997 through December 31, 1997, the $30,000 limit of this Section 3.7 was adjusted to $22,500.

3.8  Reduction of Annual Additions
     -----------------------------

          If the annual additions allocated to a Participant's Accounts for the Plan Year exceed the limitation described in Section 3.7, annual additions, with their earnings, will be returned to the Participant in the minimum amount necessary to meet the limitation on annual additions. Supplemental Contributions (both After-Tax Contributions and Pre-Tax Contributions, in that order) will be returned first, and if there are not enough to satisfy the limitation on annual additions, Basic Contributions (both After-Tax Contributions and Pre-Tax Contributions, in that order) will be returned. If, after all of the Participant's Supplemental and Basic Contributions have been returned, the annual additions allocated to the Participant's Account for the Plan Year still exceed the limitation described in Section 3.7, the excess amounts attributable to Company Contributions will be held in a suspense account containing the excess amounts attributable to Company Contributions for all Participants, and will be used to reduce the Company Contributions for the following Plan Year (and later Plan Years, if necessary), before any Company Contributions that would be annual additions for the next Plan Year (or later Plan Years, if necessary) are made to the Plan.

3.9  Combined Plan Fraction
     ----------------------

          For Plan Years beginning before January 1, 2000, if a Participant was (or had been) a participant in any defined benefit plan (whether or not terminated) maintained by the Company or an Affiliate, the sum of the Participant's defined benefit plan fraction and defined contribution plan fraction could not exceed 1. If the sum exceeded 1, the Participant's defined contribution plan fraction was reduced until the sum equaled 1. The defined benefit plan fraction and defined contribution plan fraction were defined in Code Section 415(e).

3.10  Limitations on Pre-Tax Contributions, After-Tax Contributions and Company
      -------------------------------------------------------------------------
Contributions - Definitions
---------------------------

          For purposes of Sections 3.10 through 3.15, the terms defined below have the meanings ascribed to them in this Section 3.10.

          3.10.1 Actual Contribution Percentage means the sum of the After-Tax Contributions and Company Contributions allocated to the Eligible Participant for the Plan Year, plus any of the Eligible Participant's Pre-Tax Contributions treated as Company Contributions for the Plan Year, divided by the Eligible Participant's Plan Year Compensation, and stated as a percentage. All after-tax employee contributions and employer matching contributions made on behalf of a Highly Compensated Employee under all plans of the Company and its Affiliates will be aggregated to determine the Highly Compensated Employee's Actual Contribution Percentage. A Company Contribution that is treated as a Pre-Tax Contribution under Section

3.13.7 is subject to Section 3.13 and is not taken into account in calculating an Eligible Participant's Actual Contribution Percentage. A Company Contribution that is forfeited to correct Excess Aggregate Contributions, or because the contribution to which it relates is treated as an Excess Contribution, Excess Pre-Tax Contribution or Excess Aggregate Contribution is not taken into account in calculating the Eligible Participant's Actual Contribution Percentage. The Actual Contribution Percentage of an Eligible Participant who does not make a Pre-Tax Contribution Election or an After-Tax Contribution Election is 0.0%. Effective April 1, 1997, the Actual Contribution Percentage of an Eligible Participant will be determined without taking into account any amounts allocated to the accounts of his or her family members.

          3.10.2 Actual Deferral Percentage means the amount of Pre-Tax Contributions allocated to the Eligible Participant for the Plan Year, divided by his or her Plan Year Compensation, stated as a percentage. In calculating the Actual Deferral Percentage, Pre-Tax Contributions include Excess Pre-Tax Contributions for Highly Compensated Employees (whether they were made under plans of unrelated employers or plans of the same or related employers) but do not include Excess Pre-Tax Contributions for Nonhighly Compensated Employees. The Actual Deferral Percentage of an Eligible Participant who does not make a Pre-Tax Contribution Election is 0.0%. Effective April 1, 1997, the Actual Deferral Percentage of an Eligible Participant will be determined without taking into account any amounts allocated to the accounts of his or her family members.

          3.10.3  Aggregate Limit means the greater of:

          (a)  the sum of:

               (i) 1.25 times the Average Actual Deferral Percentage or the Average Actual Contribution Percentage of the group, whichever is larger; and

               (ii) two percentage points plus the Average Actual Deferral
                    Percentage or the Average Actual Contribution Percentage of the group, whichever is less, but in no event more than twice the lesser of the group's Average Actual Deferral Percentage and its Average Actual Contribution Percentage; and

          (b)  the sum of:

                    (i) 1.25 times the Average Actual Deferral Percentage or the Average Actual Contribution Percentage of the group, whichever is less; and

                    (ii) two percentage points plus the Average Actual Deferral
                         Percentage or the Average Actual Contribution Percentage of the group, whichever is larger, but in no event more than twice the larger of the group's Average Actual Deferral

                         Percentage and its Average Actual Contribution Percentage.

For purposes of this Section 3.10.3, the "group" is the group of Eligible Participants who are Nonhighly Compensated Employees for the preceding Plan Year.

          3.10.4 Average Actual Contribution Percentage means the average of the Actual Contribution Percentages of the Eligible Participants in a group.

          3.10.5 Average Actual Deferral Percentage means the average of the Actual Deferral Percentages of the Eligible Participants in a group.

          3.10.6 Eligible Participant means any Employee who is eligible to make a Pre-Tax Contribution Election or an After-Tax Contribution Election any time during the Plan Year.

          3.10.7 Excess Aggregate Contributions means, for any Plan Year, the excess of the Company and After-Tax Contributions (and any Pre-Tax Contributions or pre-tax salary deferrals under other plans taken into account in determining the Actual Contribution Percentages) actually made on behalf of Highly Compensated Employees for the Plan Year, over the maximum amount of Company and After-Tax Contributions permitted under Section 3.14 for the Plan Year. Effective April 1, 1997, the amount of the Excess Aggregate Contribution for any given Eligible Participant is determined by making bookkeeping reductions (as opposed to actual reductions) in contributions. The reductions will be made by reducing the Company and After-Tax contributions for the Highly Compensated Employee with the highest combined dollar amount of Company and After-Tax Contributions by the lesser of: (a) the amount necessary for the dollar amount of that Highly Compensated Employee's combined Company and After-Tax Contributions to equal the combined dollar amount of the Company and After-Tax Contributions of the Highly Compensated Employee with the next highest combined dollar amount of Company and After-Tax Contributions; and (b) the amount necessary for the Plan to satisfy the Actual Contribution Percentage Test. The Administrator will repeat this bookkeeping procedure until the Plan satisfies the Actual Contribution Percentage Test of Section 3.14. For each Highly Compensated Employee's reductions, the Administrator will begin by making reductions in his or her Company Contributions, and will reduce the Highly Compensated Employee's After-Tax Contributions only if his or her Company contributions for the Plan Year have been reduced to zero and it is still necessary to reduce his or her Plan Year contributions. The amount of any Highly Compensated Employee's Excess Aggregate Contributions is calculated after determining the Excess Contribution to be recharacterized as After-Tax Contributions for the Plan Year.

          3.10.8 Excess Contributions means for any Plan Year, the excess of the Pre-Tax Contributions (and any Company contributions taken into account in determining the Actual Deferral Percentages) that are made on behalf of Highly Compensated Employees for the Plan Year, over the maximum amount of Pre-Tax Contributions permitted under Section 3.13 for the Plan Year. Effective April 1, 1997, the amount of the Excess Contribution for any given Eligible

Participant is determined by making bookkeeping reductions (as opposed to actual reductions) in contributions. The reduction will be made by reducing the Pre-Tax Contributions for the Highly Compensated Employee with the highest dollar amount of Pre-Tax Contributions by the lesser of: (a) the amount necessary for the dollar amount of that Highly Compensated Employee's Pre-Tax Contributions to equal the dollar amount of the Pre-Tax Contributions for the Highly Compensated Employee with the next highest dollar amount of Pre-Tax Contributions, and (b) the amount necessary for the Plan to satisfy the Actual Deferral Percentage Test. The Administrator will repeat this bookkeeping procedure until the Plan satisfies the Actual Deferral Percentage Test set forth in Section 3.13.

          3.10.9 Excess Pre-Tax Contribution means the amount of Pre-Tax Contributions for a calendar year that are includible in a Participant's gross income under section 402(g) of the Code because the Participant's elective deferrals exceed the dollar limitation under section 402(g) of the Code as determined under Sections 3.11 and 3.12.

3.11  Maximum Amount of Pre-Tax Contributions
      ---------------------------------------

          The total amount of Pre-Tax Contributions, 401(k) contributions under another qualified plan, and deferrals under a Code Section 403(b) annuity, a simplified employee pension and/or a simple retirement account allocated to a Participant in any calendar year cannot exceed the dollar limitation in effect under Code Section 402(g) for that year.

3.12  Correction of Excess Pre-Tax Contributions
      ------------------------------------------

          3.12.1 Excess Pre-Tax Contributions, as adjusted per Section 3.12.2, will be distributed to each Participant on whose behalf they were made no later than the first April 15 following the close of the taxable year of the Participant for which they were allocated. In no event may the amount distributed under this Section 3.12 exceed the Participant's total Pre-Tax Contributions (as adjusted under Section 3.12.2 for income and losses allocable to them) for the taxable year for which he or she had Excess Pre-Tax Contributions.

          3.12.2 The Excess Pre-Tax Contributions to be distributed to a Participant will be adjusted for income or losses through the close of the Plan Year for which they were made. Income and losses allocable to a Participant's Excess Pre-Tax Contributions will be determined in a nondiscriminatory manner (within the meaning of Code Section 401(a)(4)) consistent with the valuation of Participant Accounts under Section 10.4.

          3.12.3 If a Participant has Excess Pre-Tax Contributions, but only when taking into account his or her pre-tax contributions under another plan, in order to receive a distribution of Excess Pre-Tax Contributions, he or she must make a written claim to the Administrator no later than the March 15 following the taxable year of the Participant for which the contributions were made. The claim must specify the amount of the Participant's Excess Pre-Tax Contributions for the preceding taxable year and be accompanied by the Participant's written statement that if those amounts are not distributed, the Participant's Pre-Tax Contributions, when added to amounts deferred under other plans or arrangements described in Code Sections 401(k), 402(h)(1)(B) (a simplified employee pension), 403(b) (an annuity plan) or 408(p)(2)(A)(i) (a simple retirement plan) will exceed the limit imposed on the Participant by Code Section 402(g) for the year in which the deferral occurred.

          3.12.4 Excess Pre-Tax Contributions distributed prior to the first April 15 following the close of the Participant's taxable year will not be treated as Annual Additions under Section 3.7 for the preceding Limitation Year.

          3.12.5  Any Pre-Tax Contributions that are properly distributed under
Section 3.8 as excess Annual Additions are disregarded in determining if there are any Excess Pre-Tax Contributions.

3.13  Actual Deferral Percentage Test
      -------------------------------

          3.13.1 The Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year may not exceed the greater of:

          (a) the Average Actual Deferral Percentage for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 1.25; and

          (b)  the lesser of:

               (i) the Average Actual Deferral Percentage for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by two and

               (ii) the Average Actual Deferral Percentage for Eligible
                    Participants who are Nonhighly Compensated Employees for the Plan Year plus two percentage points.

          3.13.2 The provisions of Code Section 401(k)(3) are incorporated by reference.

          3.13.3 If this Plan satisfies the requirements of Code Sections 401(a)(4), 401(k), and 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of those Code sections only if aggregated with this Plan, then this Section 3.13 is applied by determining the Actual Deferral Percentages of Eligible Participants as if all the plans were a single plan.

          3.13.4 The Administrator also may treat one or more plans as a single plan with the Plan whether or not the aggregated plans must be aggregated to satisfy Code Sections 401(a)(4) and 410(b). However, those plans must then be treated as one plan under Code Sections 401(a)(4), 401(k), and 410(b). Plans may be aggregated under this Section 3.13.4 only if they have the same plan year.

          3.13.5 Pre-Tax Contributions may be considered made for a Plan Year if made no later than the end of the 12-month period beginning on the day after the close of the Plan Year.

          3.13.6 The determination and treatment of the Pre-Tax Contributions and Actual Deferral Percentage of any Participant must satisfy all requirements prescribed by the Secretary of the Treasury, including, without limitation, record retention requirements.

          3.13.7 The Administrator will limit the election and allocation of Pre-Tax Contributions in order to avoid the creation of Excess Contributions.
If and to the extent necessary or desirable, the Administrator will recharacterize Excess Contributions as After-Tax Contributions, or will distribute Excess Contributions. Recharacterized Excess Contributions will be treated as required in Treasury Regulations Section 1.401(k)-1(f)(3). The Administrator will recharacterize Excess Contributions within two and one-half months after the close of the Plan Year in which they arose. A distribution of Excess Contributions will normally be made within the same time frame. At all events, a corrective distribution of Excess Contributions must be made within 12 months after the end of the Plan Year in which they arose, and will include income allocable the Excess Contributions for the Plan Year in which they arose. The method used to determine the income allocable to Excess Contributions that are distributed will not violate Code Section 401(a)(4), and will be applied consistently for all Participants and all corrective distributions for any Plan Year. Any distribution to a Participant of less than the entire amount of his or her Excess Contributions will be treated as a pro rata distribution of Excess Contributions and income. The Administrator may combine the correction methods described in this Section 3.13.7. The amount of Excess Contributions to be recharacterized or distributed to a Participant under this Section 3.13.7 will be reduced by any Excess Pre-Tax Contributions previously distributed to the Participant for his or her taxable year ending with or within the Plan Year. Similarly, the amount of Excess Pre-Tax Contributions to be distributed for a Participant's taxable year will be reduced by the amount of any Excess Contributions previously distributed or recharacterized as to that Participant for the Plan Year beginning with or within the Participant's taxable year.

3.14  Actual Contribution Percentage Test
      -----------------------------------

          3.14.1 The Average Actual Contribution Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year may not exceed the greater of:

          (a) the Average Actual Contribution Percentage for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 1.25; and

          (b)  the lesser of:

               (i) the Average Actual Contribution Percentage for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by two; and

               (ii) the Average Actual Contribution Percentage for Eligible
                    Participants who are Nonhighly Compensated Employees for the Plan Year plus two percentage points.

          3.14.2 The provisions of Code Section 401(m)(2) are incorporated by reference.

          3.14.3 If this Plan satisfies the requirements of Code Section 401(a)(4), 401(k) and 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of those Code sections only if aggregated with this Plan, then this Section 3.14 is applied by determining the Actual Contribution Percentage of Eligible Participants as if all the plans were a single plan.

          3.14.4 The Administrator also may treat one or more plans as a single plan with the Plan, whether or not the aggregated plans must be aggregated to satisfy Code Sections 401(a)(4) and 410(b). However, those plans must then be treated as one plan under Code Sections 401(a)(4), 401(m) and 410(b). Plans may be aggregated under this Section 3.14.4 only if they have the same plan year.

          3.14.5 An After-Tax Contribution is considered made for a Plan Year if it is deducted from the Participant's Compensation during the Plan Year and transmitted to the Trustee within a reasonable period after that. A Company Contribution is considered made for a Plan Year if it is allocated to a Participant's Account as of a date within the Plan Year, is actually paid to the Trust no later than 12 months after the Plan Year, and is made on account of the Participant's Basic Contributions for the Plan Year. A Pre-Tax Contribution may be considered made under this Section 3.14 for a Plan Year if it is recharacterized for purposes of Section 3.13, and if it is includible in the gross income of the Participant as of a date during that Plan Year. A recharacterized Pre-Tax Contribution is includible in a Participant's gross income as of the date it would have been paid to the Participant, had the Participant not elected to defer it into the Plan.

          3.14.6 The determination and treatment of After-Tax and Company Contributions and the Actual Contribution Percentage of any Participant must satisfy all requirements prescribed by the Secretary of Treasury, including, without limitation, record retention requirements.

          3.14.7 The Administrator will limit the making of After-Tax Contributions in order to avoid the creation of Excess Aggregate Contributions. If and to the extent necessary or desirable, the Administrator will forfeit any Excess Aggregate Contributions that were Company Contributions and that were not vested, will distribute to the Participant who made them any Excess Aggregate Contributions that were After-Tax Contributions, and will distribute to the Participant to whom they were allocated any Excess Aggregate Contributions that were Company Contributions and were vested. A distribution of Excess Aggregate Contribution will normally be made within two and one-half months after the close of the Plan Year in which they arose. At all events a corrective distribution of Excess Aggregate Contributions must be made no later than 12 months after the close of the Plan Year in which they arose, and will include income allocable to the Excess Aggregate Contributions for the Plan Year in which they arose. The method used to determine the income allocable to any Excess Aggregate Contributions that are distributed will not violate Code
Section 401(a)(4), and will be applied consistently for all Participants and all corrective distributions for any Plan Year. Any distribution to a Participant of less than the entire amount of his or her Excess Aggregate Contributions will be treated as a pro rata distribution of Excess Aggregate Contributions and income. The Administrator may combine the correction methods described in this
Section 3.14.7.

     3.15  Multiple Use of Alternative Limitation
           --------------------------------------

          3.15.1 Multiple use of the alternative limitation occurs if all of the following conditions are satisfied.

          (a) The sum of the Average Actual Contribution Percentage for Eligible Participants who are Highly Compensated Employees and the Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees is greater than the Aggregate Limit for the preceding Plan Year.

          (b) The Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees exceeds the amount described in Section 3.13.1(a).

          (c) The Average Actual Contribution Percentage for Eligible Participants who are Highly Compensated Employees exceeds the amount descried in Section 3.14.1(a)

          3.15.2 The Average Actual Deferral and Contribution Percentages for Eligible Participants who are Highly Compensated Employees will be determined for purposes of this Section 3.15 after corrective measures have been taken under Sections 3.13.7 and 3.14.7.

          3.15.3 The Administrator will limit the making of After-Tax Contributions or, if that is not sufficient, the election and allocation of Pre-Tax Contributions, in order to avoid multiple use of the alternative limitation. If and to the extent necessary or desirable, the Administrator will eliminate multiple use of the alternative limitation by reducing the Average Actual Contribution Percentage of the Eligible Participants who are Highly Compensated Employees in the manner described in Section 3.10.7 above. The amount of the required reduction will be Excess Aggregate Contributions, and will be forfeited or distributed to Highly Compensated Employees as described in Section 3.14.7 above.

                                   ARTICLE IV

                                    Vesting
                                    -------

4.1  Vesting in After-Tax, Pre-Tax and Rollover Contributions Accounts
     -----------------------------------------------------------------

          A Participant is always 100% vested in the balance of his or her After-Tax Contribution Account, Pre-Tax Contribution Account and Rollover Contribution Account.

4.2  Vesting in Company Contribution and Contingent Accounts
     -------------------------------------------------------

          4.2.1 A Participant becomes vested in the balance of his or her Company Contribution Account and Contingent Account according to the following
Schedule:

               Years of Service      Percent Vested
               ----------------      --------------

               Fewer than 2                 0%
               2 but fewer than 3          20%
               3 but fewer than 4          40%
               4 but fewer than 5          60%
               5 or more                  100%

          4.2.2 Notwithstanding the foregoing, a Participant will become 100% vested in the balance of his or her Company Contribution Account and Contingent Account if:

          (a) he or she reaches age 55 while employed by the Company or one of its Affiliates;

          (b)  he or she separates from service due to Disability;

          (c) he or she dies while employed by the Company or one of its Affiliates;

          (d) he or she ceases to be an Employee because of the permanent shutdown of a single site of employment or of one or more facilities or operating unites within a single site of employment; or

          (e) he or she is employed by the Company or one of its Affiliates involved in a transaction and the Committee, in its discretion, fully vests the Participant in connection with the transaction.

          4.2.3. If a Participant is hired by the Company or one of its Affiliates as a result of an acquisition, the Committee (or its delegatee) may, in its discretion, give the Participant and all other Participants hired under the same circumstances as a result of the same acquisition credit for service with a prior employer for purposes of vesting.

          4.3  Forfeitures
               -----------

          4.3.1 A Participant forfeits the non-vested portion of his or her Company Contribution and Contingent Accounts on the date a Period of Separation begins. The non-vested portion so forfeited is a "Forfeiture." If the Period of Separation is shorter than one year, the Forfeiture is restored, and the Period of Separation counts towards the Participant's Year of Service. If the Period of Separation is longer than one year but shorter than five years, the Forfeiture will be restored, and service before and after the Period of Separation will count in determining the Participant's Year of Service for purposes of Section 4.2. If the Period of Separation is five years or longer, the Forfeiture will not be restored. If a Participant begins a Period of Separation by way of a maternity or paternity leave, this Section 4.3.1 will be read by substituting the number "six" for the number of "five" wherever the latter number appears. A "maternity or paternity leave" is an absence from work because of the Participant's pregnancy, the birth of a child or placement of a child for adoption with the Participant, or the need to care for the Participant's child immediately following its birth to or placement with the Participant.

          4.3.2 Amounts that become Forfeitures during a month will be used to restore Forfeitures to rehired Participants as provided in Section 4.3.1. Any remaining Forfeitures during a month will be used to pay the administrative expenses of the Plan in the following order: Trustee's fees, communications to Participants, nondiscrimination testing, qualified domestic relations order administration, enrollment fees, required minimum distribution fees, auditors' fees, consulting and legal fees and other similar administrative expenses. Any remaining Forfeitures during a month will be debited against the appropriate Company Contribution and Contingent Accounts, and credited toward the Company's obligation to make Company Contributions in succeeding months. Any remaining Forfeitures during a month will be used to pay fees associated with Participant communications to Participants involved in an acquisition or divestiture and Participant Account adjustments, as determined by the Committee or its delegatee. While awaiting allocation, Until such time as the Company applies Forfeitures to the purposes described above, they will be invested in a default fund selected by the Company. For periods beginning before July 7, 1997, while awaiting allocation as Company Contributions, Forfeitures were invested in the Stock Fund.

4.4  Special Vesting Rules for Participants Transferred to Snap-On Incorporated
     --------------------------------------------------------------------------

          In 1996, the Company sold and assigned the assets and liabilities of its Automotive Service Equipment Division to Snap-On Incorporated. Effective as of the Closing Date of that transaction (as defined in the asset purchase agreement), each Participant who was transferred to Snap-On Incorporated as part of the transaction and was a Transferred Employee, as defined in the asset purchase agreement (a "Snap-On Transferred Employee"), was made fully vested in his or her Plan Account. Further, any Plan loan to a Snap-On Transferred Employee that was outstanding as of the Closing Date remains outstanding, notwithstanding the Snap-On Transferred Employee's termination of employment with the Company and all Affiliates, as if the Transferred Employee were still employed by the Company, until the earliest of:

          (a)  the date the Snap-On Transferred Employee fully repays the loan;

          (b)  the date the Snap-On Transferred Employee defaults on the loan;

          (c) the date the Snap-On Transferred Employee fails to repay the loan in full after separating from service with Snap-On Incorporated and its affiliates under Code Sections 414(b), (c), (m) and (o) and being given the opportunity to repay the loan; and

          (d) a date that is no later than 90 days after the date Snap-On Incorporated ceases to facilitate loan repayments for Snap-On Transferred Employees by payroll deduction.

4.5  Special Vesting Rules for Participants Transferred to Great Lakes Chemical
     --------------------------------------------------------------------------
          Pursuant to that certain U.S. Asset Purchase and Framework Agreement (the "Agreement") dated May 4, 1999 by and between the Company and Great Lakes Chemical Corporation ("Great Lakes"), the Company sold and assigned certain assets and liabilities to Great Lakes. As part of that transaction, certain individuals were offered employment by Great Lakes and became Transferred Employees, as defined in the Agreement. Each such individual is a "Great Lakes Transferred Employee" for purposes of this Section 4.5. Effective immediately before the Closing Date, as defined in the Agreement (the "Closing Date"), each Participant who was a Great Lakes Transferred Employee was made fully vested in all of his or her Account. Moreover, any Plan loan that was outstanding on the Closing Date to a Great Lakes Transferred Employee remains outstanding under this Plan, notwithstanding the Great Lakes Transferred Employee's termination of employment with the Company and all Affiliates, as if the Great Lakes Transferred Employee were still employed by the Company, until the earliest of:

          (a) the date the Great Lakes Transferred Employee fully repays the loan;

          (b) the date the Great Lakes Transferred Employee defaults on the loan;

          (c) the date the Great Lakes Transferred Employee fails to repay the loan in full after separating from service with Great Lakes and its affiliates under Code Sections 414(b), (c), (m) and (o) and being given the opportunity to repay the loan;

          (d) the date that is no later than 90 days after the date Great Lakes ceases to facilitate loan repayments for Great Lakes Transferred Employees by payroll deduction; and

          (e) the date the loan is transferred with the rest of the Great Lakes Transferred Employee's Accounts to a defined contribution plan of Great Lakes or a Great Lakes affiliate under Code Section 414(b),
               (c), (m) or (o).

4.6  Special Vesting Rules for Participants Transferred to Cambrex
     -------------------------------------------------------------

          Pursuant to that asset purchase agreement (the "Agreement") dated June 3, 1999 by and between the Company and Cambrex Corporation ("Cambrex"), the Company sold and assigned certain assets and liabilities of its BioProducts Division to Cambrex. As part of that transaction, certain individuals were offered employment by Cambrex and became Transferred Employees, as defined in the Agreement. Each such individual is a "Cambrex Transferred Employee" for purposes of this Section 4.6. Effective immediately before the Closing Date, as defined in the Agreement (the "Closing Date"), each Participant who was a Cambrex Transferred Employee was made fully vested in all of his or her Account. Moreover, any Plan loan that was outstanding on the Closing Date to a Cambrex Transferred Employee remains outstanding under this Plan, notwithstanding the Cambrex Transferred Employee's termination of employment with the Company and all Affiliates, as if the Cambrex Transferred Employee were still employed by the Company, until the earliest of:

          (a)  the date the Cambrex Transferred Employee fully repays the loan;

          (b)  the date the Cambrex Transferred Employee defaults on the loan;

          (c) the date the Cambrex Transferred Employee fails to repay the loan in full after separating from service with Cambrex and its affiliates under Code Sections 414(b), (c), (m) and (o) and being given the opportunity to repay the loan;

          (d) the date that is no later than 90 days after the date Cambrex ceases to facilitate loan repayments for Cambrex Transferred Employees by payroll deduction; and

          (e) the date the loan is transferred with the rest of the Cambrex Transferred Employee's Accounts to a defined contribution plan of Cambrex or a Cambrex affiliate under Code Section 414(b), (c),
               (m) or (o).

                                   ARTICLE V

                    Timing of Distributions to Participants
                    ---------------------------------------

5.1  Separation from Service
     -----------------------

          Upon his or her separation from service with the Company and all Affiliates for any reason, a Participant will be entitled to receive the vested portion of his or her Account Balance, determined in accordance with the provisions of Article IV and the valuation rules established for each Investment Fund. The date as of which the Participant's Account Balance is determined will be the Valuation Date preceding the date of distribution.

5.2  Start of Benefit Payments
     -------------------------

          5.2.1 Except as provided in Sections 5.2.2 and 5.2.3, unless a Participant otherwise elects, payment of benefits will begin no later than the 60th day after the close of the Plan Year in which the latest of the following events occurs:

          (a)  the Participant's 65th birthday;

          (b) the 10th anniversary of the year in which the Participant commenced participation; and

          (c)  the Participant's separation from service.

If the amount of benefits payable to or in respect of a Participant cannot be determined by the benefit commencement date described in the preceding sentence, or if the Administrator cannot locate the Participant (or, if the Participant has died, his or her Beneficiary) after making a reasonable effort to do so, benefit payments will begin no later than 60 days after the amount of the Participant's benefits can first be determined or the Participant (or his or her Beneficiary) is located, in the amount necessary to bring the payments up to date, as if they had begun on the benefit commencement date described in the preceding sentence.

          5.2.2 The Participant's Account Balance will be distributed as soon as practicable after the Participant elects a distribution following the Participant's separation from service. Notwithstanding the foregoing, if (at the time of his or her separation from service) the Participant's total Account Balance exceeds $5,000 (or, for Plan Years beginning before 1998, $3,500) the Participant may elect to defer distribution of his or her Account Balance until a date no later than his or her Required Beginning Date, and the Participant's Account Balance may be distributed before the Participant's Required Beginning Date only if the notice and consent rules of this Section 5.2.2 are met. At least 30, but no more than 90, days before the Annuity Starting Date, the Administrator will furnish the Participant with a notice containing information regarding his or her right to defer distribution of his or her Account Balance. The Administrator will give the Participant an election period of at least 30 days to decide whether to take distribution. Notwithstanding the foregoing, the election period may end immediately after the

Participant makes an affirmative election to take distribution of his or her Account Balance. Notices and elections under this Section 5.2.2 may be made electronically or telephonically.

          5.2.3 Notwithstanding any other provision of this Plan, a Participant must begin to receive his or her benefit no later than his or her Required Beginning Date. The amount to be distributed each year will be the minimum amount required to satisfy Code Section 401(a)(9) and the regulations promulgated thereunder, determined with no recalculation of life expectancy. The Required Beginning Date of a Participant who reaches age 70-1/2 on or after January 1, 2000 is April 1 of the calendar year following the calendar year in which the Participant reaches age 70-1/2 or, if later, retires. The Required Beginning Date of a Participant who reaches age 70-1/2 before January 1, 2000 is April 1 of the calendar year following the calendar year in which the Participant reaches age 70-1/2. Notwithstanding any other provision of this
Section 5.2.3, if a Participant is a 5% owner (as defined in Section 416) for the Plan Year ending in the calendar year in which he or she reaches age 70-1/2, his or her Required Beginning Date is April 1 of the following calendar year, and he or she cannot defer distribution until after he or she retires.

          5.2.4 Notwithstanding any other provision of this Plan, all Plan distributions will comply with Code Section 401(a)(9), including Department of Treasury Regulation Section 1.401(a)(9)-2. In addition, the benefit payments distributed to any Participant will satisfy the incidental death benefit provisions under Code Section 401(a)(9)(G) and the regulations promulgated under it.

          5.2.5 If the Participant dies after beginning distribution of his or her Account Balance, the remainder of the Account Balance will be payable in accordance with Section 7.1. Notwithstanding the foregoing, the Participant's Account Balance must continue to be distributed at least as rapidly as under the method of distribution in effect before the Participant died.

          5.2.6 If the Participant dies before beginning distribution of his or her Account Balance, the Participant's Account Balance will be distributed as provided under Section 7.1, but distribution must be completed within five years after the Participant dies. Notwithstanding the foregoing, the Participant's Beneficiary may receive the Account Balance over his or her life or over a period not extending beyond his or her life expectancy, so long as distribution begins within one year after the participant dies, or, if the Beneficiary is the Participant's Surviving Spouse, by the date the Participant would have reached age 70-1/2. Furthermore, if the Participant's Surviving Spouse is the Beneficiary and dies before distribution begins, the next Beneficiary to take may receive benefits over his or her life or a period not exceeding his or her life expectancy, so long as distribution begins by the date the Surviving Spouse would have reached age 70-1/2.

5.3  Additional Distribution Events
     ------------------------------

          A Participant is eligible to receive a lump sum distribution of his or her Account Balance under any of the sets of circumstances described below.

          (a) The Plan is terminated and another defined contributions plan is not established in its place. Neither an employee stock ownership plan (as described in Code Section 4975(e) or 409) nor a simplified employee pension plan (as defined in Code Section 408(k)) counts as another defined contribution plan for this purpose.

          (b) A Participating Employer that is a corporation disposes of substantially all of the assets used in a trade or business to an unrelated corporation, and the Participating Employer continues to maintain this Plan after the disposition. In such a case, only Employees who continue employment with the corporation acquiring the assets may receive a lump sum distribution.

          (c) A Participating Employer that is a corporation disposes of its interest in a subsidiary to an unrelated entity, and the Participating Employer continues to maintain this Plan. In such a case, only Employees who continue employment with the subsidiary may receive a lump sum distribution.

          For purposes of this Section 5.3, a lump sum distribution has the meaning given by Code Section 402(d)(4), without regard to Subsections (i),
(ii), (iii) and (iv) of Subsections (A), (B), or (F) thereof.

5.4  Transfers from the Plan for Changes in a Participant's Employment Status
     ------------------------------------------------------------------------

          If, as a result of a change in employment status, a Participant ceases to be a Participant in this Plan but becomes a participant in the FMC Corporation Savings and Investment Plan for Bargaining Unit Employees pursuant to the terms of that plan, his or her Account will be transferred to that plan as soon as reasonably feasible after the date he or she becomes a participant in that plan.

ARTICLE VI

              Forms of Benefit, In-Service Withdrawals and Loans
              --------------------------------------------------

6.1  Cashout of Small Amounts
     ------------------------

          Notwithstanding any other Plan provision, if a Participant's Account Balance is not larger than $5,000 (or, for Plan Years beginning before 1998, $3,500) the Account Balance will be paid in one lump sum as soon as practicable after the Participant's separation from service, without his or her consent or the consent of his or her spouse.

6.2  Medium of Distribution
     ----------------------

          A Participant's Account Balance will be distributed by check to the Participant or Beneficiary entitled to it (or to his or her designated agent). Alternatively, as to any amount invested in the Stock Fund at the time of distribution, the Participant or, where applicable, his or her Beneficiary, may request a certificate representing the whole shares of Stock held for him or her, and a check representing any fractional share. The Administrator will establish uniform and nondiscriminatory rules governing the timing, content and manner of elections under this Section 6.2.

6.3  Forms of Benefit
     ----------------

          6.3.1 A Participant or Beneficiary may elect to have his or her Account Balance distributed in any of the forms described below.

          (a) Lump Sum: This form of benefit pays the entire Account Balance in one payment.

          (b) Installments for a Fixed Period: The Participant or Beneficiary may elect to receive annual, quarterly or monthly installments over a fixed period of 20 years or less, or, for periods beginning before June 1, 1997, 10 years or less.

          (c) Installments over Life Expectancy: The Participant or Beneficiary may elect to receive annual, quarterly or monthly installments over his or her life expectancy or over the joint life expectancy of the Participant and his or her Beneficiary.

          6.3.2 If the Participant chooses to receive installments, the size of each installment will be calculated by dividing the Account Balance determined as of the date described in Section 5.1 by the total number of installments remaining to be paid.

          6.3.3 The Administrator will establish uniform and nondiscriminatory rules governing the timing, content and manner of elections under this Section 6.3.

          6.3.4 No installment election under this Plan will permit payments to be made over a period longer than the Participant's life expectancy or the joint life expectancy of the Participant and his or her Beneficiary. A Participant may not elect any stream of installments providing payments to a Beneficiary who is other than his or her spouse, unless the amount distributed each year equals or exceeds the quotient obtained by dividing the Participant's Account Balance by the divisor determined under Department of Treasury Regulation Section 1.401(a)(9)-2. Further, the amount of the periodic payment made to a Beneficiary cannot under any circumstances be larger than the amount of the periodic payment made to the Participant.

6.4  Change in Form, Timing or Medium of Benefit Payment

          Any former Employee who has chosen to defer payment of his or her Account Balance may request a change in the form, timing or medium in which his or her Account Balance will be paid, so long as the revised election conforms to
Section 6.3. Once benefit payments have begun, no Participant may change the form, timing or medium of payment of his or her Account Balance.

6.5  Direct Rollover of Eligible Rollover Distributions

          6.5.1 Notwithstanding any provision of the Plan, effective for distributions on or after January 1, 1993, a Distributee may elect, at the time and in the manner prescribed below, to have any portion of an Eligible Rollover Distribution paid in a Direct Rollover to an Eligible Retirement Plan specified by the Distributee.

          6.5.2 At least 30, but no more than 90, days before the Annuity Starting Date, the Administrator will furnish the Participant with a notice containing information regarding his or her right to take distribution directly or to elect a Direct Rollover, and some of the federal tax consequences of the alternative types of distribution. The notice must meet the requirements of Code Section 402(f). The Administrator will give the Participant an election period of at least 30 days to decide whether to elect a Direct Rollover. Notwithstanding the foregoing, the election period may end immediately after the Participant makes an affirmative election as to whether to receive the distribution directly or in the form of a Direct Rollover, so long as the Participant is properly informed of his or her right to a full 30-day election period, and waives the remainder of the election period.

6.6  In-service and Hardship Withdrawals

          6.6.1 An active Participant who has reached age 59-1/2 may elect to withdraw all or any part of his or her Account. For periods beginning before January 1, 2000, a Participant was permitted to make only one in-service withdrawal during his or her lifetime. The Administrator will establish uniform and nondiscriminatory procedures for requesting, granting and processing in-service withdrawals under this Section 6.6.1, which may include telephonic or electronic procedures, as and to the extent permitted by applicable law or regulation.

          6.6.2 An active Participant who has not reached age 59 1/2 may make a withdrawal of the following portions of the Participant's Account Balance in the order listed below:

          (a) all or part of the After-Tax Contributions he or she made after March 31, 1986 and before January 1, 1987;

          (b) all earnings or appreciation attributable to After-Tax Contributions he or she made after March 31, 1986 and before January 1, 1987;

          (c) all or part of the After-Tax Contributions he or she made after December 31, 1986;

          (d) all or part of his or her After-Tax Contributions made before April 1, 1982, or, if less, the amount in the Participant's After-Tax Contribution Account allocable to those contributions;

          (e) any amount remaining in the Participant's After-Tax Contribution Account that is allocable to After-Tax Contributions made before April 1982;

          (f)  all the vested value of his or her Contingent Account;

          (g) all earnings or appreciation attributable to the After-Tax Contributions he or she made after December 31, 1986;

          (h) all of the current value of vested Company Contributions made as to After-Tax Contributions he or she made after December 31, 1986.

For periods beginning on or after January 1, 2000, the above order should be revised to move Subsection (f) after Subsection (g). For periods beginning before January 1, 2000, a Participant who made a withdrawal under Subsection
(d), (e), (f), (g) or (h) was suspended from making Pre-Tax Contributions from the effective date of the withdrawal until the first day of the payroll period coincident with or next following the first day of the seventh calendar month after the withdrawal is effective. The Administrator will establish uniform and nondiscriminatory procedures for requesting, granting and processing in-service withdrawals under this Section 6.6.2, which may include electronic or telephonic procedures, as and to the extent permitted by applicable law or regulation.

          6.6.3 An active Participant may make a hardship withdrawal from his or her Pre-Tax Contribution Account if he or she demonstrates to the Administrator that the withdrawal is necessary to satisfy the Participant's immediate and heavy financial need. A hardship withdrawal cannot exceed the total Pre-Tax Contributions made to the Plan on behalf of the Participant by the date of the withdrawal, reduced by the amounts of any previous hardship or other in-service withdrawals. In addition, the minimum hardship withdrawal permitted is $500, or, if less, the total amount of Pre-Tax Contributions, made for the Participant, minus any previous hardship or in-service withdrawals.

          (a) A distribution is on account of an immediate and heavy financial need if it is for:

               (1) medical expenses as described in Code Section 213(d) incurred by the Participant, his spouse or dependents;

               (2) costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

               (3) tuition payments, or related education expenses, for the next 12 months of post-secondary education for the Participant or the Participant's spouse or dependents;

               (4) payments necessary to prevent the Participant's eviction from his or her principal residence, or foreclosure on the mortgage on the Participant's residence;

               (5) expenses incurred for the funeral of a member of the Participant's immediate family;

               (6) legal expenses incurred by the Participant in obtaining a divorce;

               (7) expenses incurred by the Participant in remedying an uninsured property loss;

               (8) expenses incurred by the Participant in adopting or attempting to adopt a child;

               (9) emergency expenses of the Participant in personal bankruptcy; or

               (10) other expenses deemed by the Administrator to constitute hardships justifying a hardship withdrawal, and formally adopted under rules of the Administrator as eligible for hardship withdrawal.

          (b) A withdrawal will be permitted only if the Participant certifies in writing to the Administrator that the "immediate and heavy financial need" cannot be met from other resources reasonably available to the Participant and the Participant further represents to the Administrator, in such manner and form as the Administrator may require, that the Participant's immediate and heavy financial need cannot be relieved:

               (1) through reimbursement or compensation by insurance or otherwise;

               (2) by reasonable liquidation of the Participant's assets, to the extent liquidation would not itself cause an immediate and heavy financial need;

               (3) by the Participant's ceasing to have Pre-Tax Contributions made for him or her under the Plan; or

               (4) by other distributions from plans maintained by a Participating Employer or any other employer, or by borrowing from commercial sources on reasonable commercial terms.

               If the Participating Employer or the Administrator knows that the representation required by the preceding sentence would not be true, the hardship withdrawal request will not be granted.

          (c) A hardship withdrawal under this Section 6.6.3 cannot exceed the amount required to relieve the financial need, including any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution.

          6.6.4 The Administrator will establish uniform and nondiscriminatory procedures for requesting, granting and processing hardship withdrawals.

6.7  Loans

          6.7.1 An active Participant may submit an application to the Administrator to borrow from his or her Account (on such uniform and nondiscriminatory terms and conditions as the Administrator shall prescribe) an amount, when added to the amount of any then outstanding loan, does not exceed the lesser of:

          (a) $50,000, reduced by the excess (if any) of the Participant's highest outstanding Plan loan balance during the one-year period ending on the day before the loan is made over the Participant's outstanding Plan loan balance on the day the loan is made; and

          (b) 50% of the Participant's Account as of the Valuation Date coincident with or immediately preceding the date the Administrator receives the application.

In calculating the Participant's loan limit, all loans from qualified plans of the Company and all Affiliates will be aggregated.

          6.7.2 Each loan granted under the Plan will meet the following requirements:

          (a)  it must be evidenced by a negotiable promissory note;

          (b) the rate of interest payable on the unpaid balance of the loan will be reasonable;

          (c)  the amount of the loan must be at least $1,000;

          (d)  the loan, by its terms, must require repayment within five years;

          (e) the loan will be secured by the Participant's interest in the Account Balance of his or her Account, but not to exceed 50% of such Account; and

          (f) the loan must be repaid through payroll deduction, or, if the loan has been outstanding for at least three months, the Participant may make one payment by check or money order of the full amount of principal and interest then outstanding.

          6.7.3 If a Participant is granted a loan, a "Loan Account" will be established for the Participant. All Loan Accounts will be held by the Funding Agent, as part of the Trust Fund. The loan amount will be transferred from a Participant's other Accounts according to uniform and nondiscriminatory ordering rules adopted by the Administrator, and will be disbursed from the Loan Account. The promissory note executed by the Participant will be deposited in his or her Loan Account.

          6.7.4 Principal and interest payments of a loan will be credited initially to the Loan Account of the Participant, and will be transferred as soon as reasonably practicable thereafter to the other Accounts of the Participant. Any loss caused by nonpayment or other default on a loan obligations will be borne solely by the Loan Account of the Participant. Although a default will constitute a taxable event to the Participant, necessitating certain reporting obligations on the Administrator's part, notwithstanding any other provision of the Plan, the note evidencing a loan in default will not be executed upon until the Participant experiences a distributable event. A Participant's loan repayments will, at his or her request, be suspended during the time he or she is absent as a result of qualifying military service (as determined under USERRA), as permitted under Code Section 414(u)(4).

          6.7.5 A Participant may not have more than two loans outstanding at any given time. For periods beginning before January 1, 2000, a Participant could not receive more than one Plan loan in any 12-month period, and could not have more than two loans outstanding at any given time.

          6.7.6 Upon termination of employment, a Participant who has an outstanding loan under the Plan must repay his or her loan in a lump sum or the loan will be in default.

Notwithstanding the above, the Committee (or its delegatee) may, in its sole discretion, allow terminated Participants to continue to repay loans under such uniform and nondiscriminatory rules as the Committee (or its delegate) determines, where the Participant has been terminated due to a transaction or a permanent reduction in force.

          6.7.7 All fees and expenses incurred in connection with a loan obligation of a Participant will be borne solely by the Participant's Account.

          6.7.8 The Administrator will establish uniform and nondiscriminatory procedures for requesting, granting and processing Plan loans.

                                  ARTICLE VII

                                 Death Benefits
                                 --------------

7.1  Payment of Account Balance

          7.1.1 Subject to the provisions of Section 5.2, if a Participant dies before payment of his or her Account Balance has begun, his or her Account Balance will be paid to the Participant's Beneficiary in the form of benefit chosen by the Beneficiary under Sections 6.2 and 6.3. The Beneficiary of a Participant who is married on the date of his or her death will be the Participant's Surviving Spouse, unless the Participant has designated another Beneficiary and the Surviving Spouse consented to the designation, both as provided in Section 7.3.

7.2  Failure to Name a Beneficiary

          If a Participant fails to name a Beneficiary and dies before payment of his or her Account Balance begins, or if no designated Beneficiary survives the Participant, the Administrator will pay any amounts due after the Participant's death to the Participant's surviving spouse or, if there is no surviving spouse, to the Participant's surviving children, in equal shares. If the Participant leaves behind no surviving spouse or children, the Administrator will pay any amounts then due to the Participant's estate.

7.3  Waiver of Spousal Beneficiary Rights

          7.3.1 A Participant may designate someone other than his or her Surviving Spouse as his or her primary Beneficiary only if the designation or election meets the requirements of this Section 7.3 outlined below.

          7.3.2 The Administrator will provide each Participant with a written explanation of:

          (a) the right of the Participant to name someone other than his or her Surviving Spouse as a Beneficiary;

          (b) the right of the Participant's spouse to be named as the primary Beneficiary for all of the Participant's Account Balance and the effect of waiving that right; and

          (c) the Participant's right to revoke a previous designation of someone other than the Surviving Spouse as a Beneficiary, and the effect of such a revocation.

          7.3.3 A designation of someone other than the Surviving Spouse as a primary Beneficiary will be effective only if it is made in writing and consented to by the Participant's spouse, with the spouse's consent witnessed by a notary public or the Administrator, Any subsequent change of Beneficiary to an individual who is not the Participant's Surviving Spouse must also be in writing and consented to by the Participant's spouse, with the spouse's consent witnessed by a notary public or the Administrator. Spousal consent is not necessary if the Participant establishes to the satisfaction of a Plan representative that the Participant does not have a spouse, or that the Participant's spouse cannot be located. Spousal consent is also unnecessary if the Participant produces a court order to the effect that the Participant is legally separated from his or her spouse or has been abandoned by the spouse, within the meaning of the law of the Participant's state of residence, unless a qualified domestic relations order requires otherwise. If the Participant's spouse is legally incompetent to give consent, the spouse's legal guardian may give the spouse's consent, even if the legal guardian is the Participant. A spouse's consent will be valid only as to that spouse, and an election deemed effective without the spouse's consent will be valid only as to the spouse designated as to that election. A Participant may revoke a prior waiver of the 50% preretirement life annuity or a prior designation of someone other than the Surviving Spouse as a primary Beneficiary without the consent of his or her spouse, and may revoke such a waiver or designation an unlimited number of times.

          7.3.4 A Participant's former spouse will be treated as the spouse or Surviving Spouse only to the extent provided under a qualified domestic relations order as described in Code Section 414(p).

                                  ARTICLE VIII

  Special Forms of Benefit and Special Death Benefit Provisions Applicable to
  ---------------------------------------------------------------------------
                        Certain Transferred Participants
                        --------------------------------

8.1   Applicability

          The provisions of this Article VIII apply, instead of Sections 6.3, 6.4, 7.1, 7.2 and 7.3, to the entire Account Balance of each Participant who was: (a) a participant in the FMC Corporation 401(k) Plan for Employees Covered by a Collective Bargaining Agreement immediately before his or her collective bargaining unit became covered under this Plan, and whose account balance in that plan was transferred to this Plan; or (b) transferred to the Company as part of its acquisition from Stein, Inc. or Frigoscandia Equipment Holding AB. Sections 6.1, 6.2, 6.5, 6.6 and 6.7 continue to apply to the Account Balances of Participants described in the preceding sentence, but this Article VIII does not apply to any other Participant.

8.2   Forms of Benefit for Certain Transferred Participants

          8.2.1  The normal form of benefit for a Participant to whom this
Article VIII applies is the 50% Joint and Survivor-Ten Year Certain Annuity with the Participant's spouse as the Beneficiary, if the Participant is married on the Annuity Starting Date. If the Participant is not married on the Annuity Starting Date, the normal form of benefit is the Life and Ten Year Certain Annuity. If the Participant fails to make an election under Section 8.4, his or her Account Balance will be paid in the normal form of benefit. A Participant covered by this Article VIII who is married on the Annuity Starting Date may elect a benefit other than the normal form of benefit only if his or her spouse consents to the election within the time frame and in the manner required by
Section 8.4.

          8.2.2 Subject to Sections 8.2.1 and 8.4, and except as otherwise provided herein, a Participant covered by this Article VIII may elect to have his or her benefit under this Plan paid in the form of a lump sum distribution or a fixed dollar annuity purchased on his or her behalf. A Plan annuity is a fixed dollar annuity if it provides a stream of monthly payments that do not vary in amount.

          8.2.3 If a Participant to whom this Article VIII applies elects to have a fixed dollar annuity purchased on his or her behalf, he or she may select any of forms of annuity described in this Section 8.2.3.

          (a) Life and Ten Year Certain Annuity: This form of annuity pays the Participant a fixed amount each month beginning with the month in which the Annuity Starting Date occurs and ending when the Participant dies. If the Participant dies before 120 monthly payments have been made, payments will continue to the Participant's Beneficiary until 120 monthly payments have been made to the Participant and Beneficiary under the annuity.

          (b) Joint and Survivor-Ten Year Certain Annuity: This form of annuity pays the Participant a fixed amount each month beginning with the month in which the Annuity Starting Date occurs and ending when the Participant dies. If the Participant's Beneficiary survives the Participant, payments will continue to the Participant's primary Beneficiary until the Beneficiary dies. If the Participant and Beneficiary both die before 120 monthly payments have been made to the Participant and Beneficiary under the annuity, payments will continue to the Participant's contingent Beneficiary until 120 monthly payments in all have been made under the annuity. The monthly payment payable to the primary or contingent Beneficiary before 120 payments have been made under the annuity equals the monthly payment made during the Participant's lifetime. The monthly payment payable to the primary Beneficiary after 120 payments have been made under the annuity equals 100% or 50% of the monthly payment made during the Participant's lifetime, as specified in the Participant's election. Both the primary and contingent Beneficiaries must be named at the time this annuity is elected.

          (c) Period Certain Annuity: This form of annuity pays the Participant a fixed amount each month beginning with the month in which the Annuity Starting Date occurs and ending when the specified number of monthly payments have been made to the Participant and, if he or she dies before receiving the specified number of payments, to the Participant's Beneficiary. The Participant may specify 60, 120 or 180 monthly payments. The Participant specifies the number of monthly payments and names his or her Beneficiary at the time he or she elects the annuity.

          (d) Other: This form of payment includes any other alternative form of distribution, including installment distributions, provided for by the Funding Agent. Notwithstanding the foregoing, a Participant may not elect any form of distribution providing only for the payment of interest or income earned on his or her Accounts.

          8.2.4 An annuity under this Plan must provide that payments will be made over a period no longer than the life of the Participant, the lives of the Participant and his or her Beneficiary, the Participant's life expectancy or the life expectancy of the Participant and his or her Beneficiary. A Participant to whom this Article VIII applies may not elect any form of annuity providing monthly payments to a Beneficiary who is other than his or her spouse, unless the amount distributed each year equals or exceeds the quotient obtained by dividing the Participant's Account Balances by the divisor determined under Department of Treasury Regulation Section 1.401(a)(9)-2. Further, the amount of the monthly payment made to a Beneficiary cannot under any circumstances be larger than the amount of the monthly payment made to the Participant.

8.3 Change in Form, Timing or Medium of Benefit Payment for Certain Transferred Participants

          Any former Employee who is a Participant to whom this Article VIII applies and who has chosen to defer payment of his or her Account Balance may request a change in the form, timing or medium in which his or her Account Balances will be paid, so long as the revised election conforms to Sections 8.2 through 8.4.

8.4  Waiver of Normal Form of Benefit for Certain Transferred Participants

          8.4.1 The Account Balance of a Participant to whom this Article VIII applies will be distributed in the normal form of benefit, regardless of what form of benefit the Participant chooses, unless the Participant makes an effective waiver under this Section 8.4 and, if the Participant is married on the Annuity Starting Date, unless the Participant's spouse consents to the Participant's choice of another form of benefit in the manner described in this
Section 8.4. No sooner than 30, and no more than 90, days before the Annuity Starting Date, the Administrator will provide the Participant with a written explanation of:

          (a)  the terms and conditions of the normal form of benefit;

          (b) the Participant's right to waive the normal form of benefit and the effect of waiving the normal form of benefit;

          (c) the right of the Participant's spouse to consent or withhold his or her consent to the Participant's choice of another form of benefit; and

          (d) the Participant's right to revoke a waiver of the normal form of benefit, and the effect of revoking the waiver.

A Participant may revoke his or waiver of the normal form of benefit at any time before the payment begins, without his or her spouse's consent. For purposes of the previous sentence, if the Participant's Account Balance is to be paid in the form of an annuity, payment will be deemed to begin when the annuity has been purchased.

          8.4.2 A Participant's waiver of the normal form of benefit will be effective only if:

          (a)  the Participant's spouse consents in writing to the waiver;

          (b) the waiver includes an election of a form of benefit that cannot be changed without the spouse's consent, or the spouse's consent specifically permits the Participant to make other elections of forms of benefit;

          (c)  the spouse's consent acknowledges the effect of the waiver; and

          (d) the spouse's consent is witnessed by a notary public or the Administrator.

Spousal consent to the Participant's waiver of the normal form of benefit is not necessary if the Participant establishes to the satisfaction of a Plan representative that the Participant does not have a spouse, or that the Participant's spouse cannot be located. Spousal consent is also unnecessary if the Participant produces a court order to the effect that the Participant is legally separated from his or her spouse or has been abandoned by the spouse, within the meaning of the law of the Participant's state of residence, unless a qualified domestic relations order requires otherwise. If the Participant's spouse is legally incompetent to give consent, the spouse's legal guardian may give the spouse's consent, even if the legal guardian is the Participant. A spouse's consent will be valid only as to that spouse, and an election deemed effective without the spouse's consent will be valid only as to the spouse designated as to that election.

          8.4.3 Notwithstanding the foregoing, the first payment of the Participant's Account Balance may be made as early as seven days after the Participant makes an affirmative election to receive his or her Account Balance in a particular form of payment, even if that means the Participant has fewer than 30 days to decide on a form of payment, if the Annuity Starting Date is after the date of the Participant's affirmative election and, if the Participant is married on the Annuity Starting Date, the Participant's spouse consents to the form of payment in the manner required by Section 8.4.2.

          8.4.4 If the Administrator believes that any spouse might, under the law of any jurisdiction, have any interest in any benefit that might become payable to a Participant, the Administrator may, as a condition precedent to the Participant's making any distribution or withdrawal election, require a written release or releases, or other documents that it believes are necessary, desirable, or appropriate to prevent or avoid any conflict or multiplicity of claims regarding payment of any Plan benefits.

8.5 Payment of Account Balances of Certain Transferred Participants Who Die Before Payment Begins

          8.5.1 If a Participant to whom this Article VIII applies dies before payment of his or her Account Balance has begun, his or her Account Balance will be paid to the Participant's Beneficiary in one lump sum within 90 days after the Administrator receives notice of the Participant's death. The Beneficiary of a Participant to whom this Article VIII applies, and who is married on the date of his or her death, will be the Participant's Surviving Spouse, unless the Participant has designated another Beneficiary and the Surviving Spouse consented to the designation, both as provided in Section 8.7.

          8.5.2 If a Participant to whom this Article VIII applies dies before payment of his or her Account Balance has begun, 50% of the Participant's Account Balance will be paid to his or her Surviving Spouse in the form of a life annuity, and the remainder will be paid to any Beneficiary chosen by the Participant (including the Participant's Surviving Spouse).

          (a) The Participant may choose a form of benefit other than the life annuity for the 50% of his or her Account Balance that will be paid to the Surviving Spouse, so long as the Participant's election meets the requirements of Section 8.7 and his or her Spouse consents in the time and manner required by Section 8.7. The Participant may also designate a Beneficiary other than his or her Surviving Spouse as the primary Beneficiary to receive some or all of his or her Account Balance, so long as the Surviving Spouse consents to the designation in the time and manner required by Section 8.7.

          (b) Unless the Participant has chosen a form of benefit for his or her Beneficiary or Surviving Spouse, the Beneficiary or Surviving Spouse may choose to have any amounts payable to him or her paid in any of the forms of benefit described under Section 8.2 other than the Joint and Survivor-Ten Year Certain Annuity. Payments to a Surviving Spouse must begin no later than the April 1 following the year in which the Participant would have reached age 70-1/2, and payments to a Beneficiary who is not the Surviving Spouse must begin no later than one year after the Participant's death. Amounts payable to a Beneficiary or Surviving Spouse must be made within five years after the Participant's death, or over a period not exceeding the life or life expectancy of the Surviving Spouse. A Participant's Surviving Spouse who chooses to waive his or her right to receive 50% of the Participant's Account Balances in the form of a life annuity must waive the right in the time and manner described in
               Section 8.7.

          (c) Notwithstanding Subsection (b) above, if at the time the Participant dies his or her Account Balance does not exceed $5,000 (or, for Plan Years beginning before January 1, 1998, $3,500) the Account will be distributed in the form of a single sum payment. In addition, if more than one Beneficiary is concurrently entitled to receive annuity payments, or if the monthly annuity payment to any Beneficiary would be less than $50 (or another amount established from time to time by the Administrator), the Administrator may choose to pay the value of the annuity in a single sum, so long as the single sum would not exceed the dollar limit of the previous sentence.

8.6  Failure to Name a Beneficiary for Certain Transferred Participants

          If a Participant to whom this Article VIII applies fails to name a Beneficiary and dies before payment of his or her Account Balance begins, or if no designated Beneficiary survives the Participant, the Administrator will pay any amounts due after the Participant's death to the Participant's Surviving Spouse or, if there is no Surviving Spouse, to the Participant's surviving children in equal shares. If the Participant leaves behind no Surviving Spouse or surviving children, the Administrator will pay any amounts then due to the Participant's estate.

8.7  Waiver of Preretirement Survivor Annuity for Certain Transferred
Participants

          8.7.1 A Participant to whom this Article VIII applies may designate someone other than his or her Surviving Spouse as a primary Beneficiary to receive any portion of his or her Account Balance payable after his or her death, or the Participant or his or her Surviving Spouse may choose a form of benefit other than the life annuity for the 50% of the Account Balances that will automatically be paid to the Surviving Spouse as a life annuity only if the designation or election meets the requirements of this Section 8.7 outlined below.

          8.7.2 The Administrator will provide each Participant with a written explanation of:

          (a) the 50% preretirement life annuity payable to the Participant's Surviving Spouse;

          (b) the Participant's right to waive that annuity and the effect of such a waiver;

          (c) the right of the Participant's spouse to the 50% preretirement life annuity and the effect of waiving that right; and

          (d) the Participant's right to revoke a previous waiver and the effect of such a revocation;

          (e) the right of the Participant to name someone other than his or her Surviving Spouse as a Beneficiary;

          (f) the right of the Participant's spouse to be named as the primary Beneficiary for all of the Participant's Account Balance and the effect of waiving that right; and

          (g) the Participant's right to revoke a previous designation of someone other than the Surviving Spouse as a Beneficiary, and the effect of such a revocation.

The Administrator will provide the above explanation to the Participant during the period that begins on the first day of the Plan Year in which the Participant reaches age 32 and ends on the last day of the Plan Year in which the Participant reaches age 34. If a Participant first becomes a Participant after the start of that period, the Administrator will provide the explanation no later than the end of the second Plan Year after the Participant first becomes a Participant.

          8.7.3 A designation of someone other than the Surviving Spouse as a primary Beneficiary, or the election of a form of benefit other than the 50% preretirement life annuity will be effective only if it is made in writing and consented to by the Participant's spouse, with the spouse's consent witnessed by a notary public or the Administrator. Moreover, the election must be made during the period that begins on the first day of the Plan Year in which the Participant reaches age 35 (or, if earlier, the date the Participant separates from service) and ends on the date of the Participant's death. Any subsequent change of Beneficiary to an individual who is not the Participant's Surviving Spouse must also be in writing and consented to by the Participant's spouse, with the spouse's consent witnessed by a notary public or the Administrator. Spousal consent is not necessary if the Participant establishes to the satisfaction of a Plan representative that the Participant does not have a spouse, or that the Participant's spouse cannot be located. Spousal consent is also unnecessary if the Participant produces a court order to the effect that the Participant is legally separated from his or her spouse or has been abandoned by the spouse, within the meaning of the law of the Participant's state of residence, unless a qualified domestic relations order requires otherwise. If the Participant's spouse is legally incompetent to give consent, the spouse's legal guardian may give the spouse's consent, even if the legal guardian is the Participant. A spouse's consent will be valid only as to that spouse, and an election deemed effective without the spouse's consent will be valid only as to the spouse designated as to that election. A Participant may revoke a prior waiver of the 50% preretirement life annuity or a prior designation of someone other than the Surviving Spouse as a primary Beneficiary without the consent of his or her spouse, and may revoke such a waiver or designation an unlimited number of times.

          8.7.4 A Participant's former spouse will be treated as the spouse or Surviving Spouse only to the extent provided under a qualified domestic relations order as described in Code Section 414(p).

                                  ARTICLE IX

                                  Fiduciaries
                                  -----------

9.1  Named Fiduciaries
     -----------------

          9.1.1 The Company is the Plan sponsor and a "named fiduciary," as that term is defined in ERISA Section 402(a)(2), with respect to control over and management of the Plan's assets only to the extent that it (a) appoints the members of the Committee which administers the Plan at the Administrator's direction; (b) delegates its authorities and duties as "plan administrator" (as defined under ERISA) to the Committee; and (c) continually monitors the performance of the Committee.

          9.1.2 The Company as Administrator, and the Committee, which administers the Plan at the Administrator's direction, are "named Fiduciaries" of the Plan, as that term is defined in ERISA Section 402(a)(2), with authority to control and manage the operation and administration of the Plan. The Administrator is also the "administrator" and "plan administrator" of the Plan, as those terms are defined in ERISA Section 3(16)(A) and Code Section 414(g), respectively.

          9.1.3 The Trustee is a "named fiduciary" of the Plan, as that term is defined in ERISA Section 402(a)(2), with authority to manage and control all Trust assets, except to the extent that authority is allocated under the Plan and Trust to the Administrator or is delegated to an Investment Manager, an insurance company, or the Plan Participants at the direction of the Administrator or the Committee.

          9.1.3 The Company, Committee, Administrator and Trustee are the only named fiduciaries of the Plan.

9.2  Employment of Advisers
     ----------------------

          A named fiduciary, and any fiduciary appointed by a named fiduciary, may employ one or more persons to render advice regarding any of the named fiduciary's or fiduciary's responsibilities under the Plan.

9.3  Multiple Fiduciary Capacities
     -----------------------------

          Any named fiduciary and any other fiduciary may serve in more than one fiduciary capacity with respect to the Plan.

9.4  Payment of Expenses
     -------------------

          All Plan expenses, including expenses of the Administrator, the Committee, the Trustee, any Investment Manager and any insurance company, will be paid by the Trust Fund, unless a Participating Employer elects to pay some or all of those expenses. All or a portion of the recordkeeping costs or charges imposed or incurred (if any) in maintaining the Plan will be charged on a per capita basis to the Account of each Participant. In addition, all charges imposed or incurred (if any) for an Investment Fund or a transfer between Investment Funds will be charged to the Account of the Participant directing that investment. In addition, all charges imposed or incurred for a Participant loan will be charged to the Account of the Participant requesting the loan.

9.5  Indemnification
     ---------------

          To the extent not prohibited by state or federal law, each Participating Employer agrees to, and will indemnify and save harmless the Administrator, any past, present, additional or replacement member of the Committee, and any other Employee, officer or director of that Participating Employer, from all claims for liability, loss, damage (including payment of expenses to defend against any such claim) fees, fines, taxes, interest, penalties and expenses which result from any exercise or failure to exercise any responsibilities with respect to the Plan, other than willful misconduct or willful failure to act.

                                   ARTICLE X

                              Plan Administration
                              -------------------

10.1  Powers, Duties and Responsibilities of the Administrator and the Committee
      --------------------------------------------------------------------------

          10.1.1 The Administrator and the Committee have full discretion and power to construe the Plan and to determine all questions of fact or interpretation that may arise under it. An interpretation of the Plan or determination of questions of fact regarding the Plan by the Administrator or Committee will be conclusively binding on all persons interested in the Plan.

          10.1.2 The Administrator and the Committee have the power to promulgate such rules and procedures, to maintain or cause to be maintained such records and to issue such forms as they deem necessary or proper to administer the Plan.

          10.1.3 Subject to the terms of the Plan, the Administrator and/or the Committee will determine the time and manner in which all elections authorized by the Plan must be made or revoked.

          10.1.4 The Administrator and the Committee have all the rights, powers, duties and obligations granted or imposed upon them elsewhere in the Plan.

          10.1.5 The Administrator and the Committee have the power to do all other acts in the judgment of the Administrator or Committee necessary or desirable for the proper and advantageous administration of the Plan.

          10.1.6 The Administrator and the Committee will exercise all of their responsibilities in a uniform and nondiscriminatory manner.

10.2  Investment Powers, Duties and Responsibilities of the Administrator and
-----------------------------------------------------------------------------
      the Committee
      -------------

          10.2.1 The Administrator and the Committee have the power to make and deal with any investment of the Trust in any manner it deems advisable and which is consistent with the Plan. Notwithstanding the foregoing, the power to make and deal with Trust investments does not extend to any assets subject to the direction and control of Plan Participants as described in Section 10.3.2.

          10.2.2 The Administrator and/or the Committee will establish and carry out a funding policy and method consistent with the objectives of the Plan and the requirements of ERISA.

          10.2.3 The Administrator and the Committee have the power to direct that assets of the Trust be held in a master trust consisting of assets of plans maintained by a Participating Employer which are qualified under Code Section 401(a).

          10.2.4 The Administrator and the Committee have the power to select Annuity Contracts.

10.3  Investment of Accounts
      ----------------------

          10.3.1 The Administrator or, as delegated by the Administrator, the Committee, may establish such different Investment Funds as it from time to time determines to be necessary or advisable for the investment of Participants' Accounts, including Investment Funds pursuant to which Accounts can be invested in "qualifying employer securities," as defined in Part 4 of Title I of ERISA. Each Investment Fund will have the investment objective or objectives established by the Administrator or Committee. Except to the extent investment responsibility is expressly reserved in another person, the Administrator or the Committee, in its sole discretion, will determine what percentage of the Plan assets is to be invested in qualifying employer securities. The percentage designated by the Administrator can exceed ten percent of the Plan's assets, up to a maximum of all of the Plan's assets.

          10.3.2 Except as provided in Section 10.3.3, the Administrator or, as delegated by the Administrator, the Committee, may in its sole discretion permit Participants to determine the portion of their Accounts that will be invested in each Investment Fund. The frequency with which a Participant may change his or her investment election concerning future Pre-Tax Contributions or his or her existing Account will be governed by uniform and nondiscriminatory rules established by the Administrator or the Committee. To the extent permitted under ERISA, effective June 1, 1997, the Plan is intended to comply with and be governed by Section 404(c) of ERISA.

          10.3.3 Notwithstanding Section 10.3.2, Company Contributions must be invested in the Stock Fund, and may not be invested in any other Investment Fund. Also notwithstanding Section 10.3.2, a Participant may transfer amounts out of the Stock Fund only if he or she is at least 55 years old, and no more frequently than once per year. Effective October 1, 1999, a Participant may transfer Basic Contributions out of the Stock Fund only if he or she is at least 50 years old, and no more frequently than once per year. Also effective October 1, 1999, a Participant may transfer Supplemental Contributions and Rollover Contributions out of the Stock Fund as frequently as he or she may transfer those contributions out of any other Investment Fund. Prior to June 1, 1997, a Participant was not permitted to transfer amounts out of any Investment Funds until the Participant reached age 55. Prior to June 1, 1993, Rollover Contributions were required to be invested in the Fixed Income Fund.

10.4  Valuation of Accounts
      ---------------------

          A Participant's Accounts will be revalued at fair market value on each Valuation Date. On each Valuation Date, the earnings and losses of the Trust will be allocated to each Participant's Account in the ratio that his or her total Account Balance bears to all Account Balances. Notwithstanding the foregoing, if the Administrator or Committee establishes Investment Funds pursuant to Section 10.3, the earnings and losses of the particular Investment

Funds will be allocated in the ratio that the portion of each Participant's Account Balance invested in a particular Investment Fund bears to the total amount invested in that fund. If and to the extent the rules of any Investment Fund require a different method of valuation, those rules will be followed.

10.5  The Insurance Company
      ---------------------

          The Administrator or the Committee may appoint one or more insurance companies as Funding Agents, and may purchase insurance contracts, Annuity Contracts or policies from one or more insurance companies with Plan assets. Neither the Administrator nor the Committee, nor any other Plan fiduciary will be liable for any act or omission of an insurance company with respect to any duties delegated to any insurance company.

10.6  Compensation
      ------------

          Each person providing services to the Plan will be paid such reasonable compensation as is from time to time agreed upon between the Company and that service provider, and will have his, her or its expenses reimbursed. Notwithstanding the foregoing, no person who is an Employee will be paid any compensation for his or her services to the Plan.

10.7  Delegation of Responsibility
      ----------------------------

          The Administrator and the Committee may designate by written instrument one or more actuaries, accountants or consultants as fiduciaries to carry out, where appropriate, their administrative responsibilities, including their fiduciary duties. The Committee may from time to time allocate or delegate to any subcommittee, member of the Committee and others, not necessarily employees of the Company, any of its duties relative to compliance with ERISA, administration of the Plan and other related matters, including those involving the exercise of discretion. The Company's duties and responsibilities under the Plan will be carried out by its directors, officers and employees, acting on behalf of and in the name of the Company in their capacities as directors, officers and employees, and not as individual fiduciaries. No director, officer or employee of the Company will be a fiduciary with respect to the Plan unless he or she is specifically so designated and expressly accepts such designation.

10.8  Committee Members
      -----------------

          The Committee will consist of at least three people, who need not be directors, and will be appointed by the Chief Executive Officer of the Company. Any Committee member may resign and the Chief Executive Officer may remove any Committee member, with or without cause, at any time. A majority of the members of the Committee will constitute a quorum for the transaction of business, and the act of a majority of the Committee members at a meeting at which a quorum is present will be an act of the Committee. The Committee can act by written consent signed by all of its members. Any member of the Committee who is an Employee cannot receive compensation for his or her services for the Committee. No

Committee member will be entitled to act on or decide any matter relating solely to his or her status as a Participant.

                                  ARTICLE XI

                            Appointment of Trustee
                            ----------------------

          The Committee or its authorized delegatee will appoint the Trustee and either may remove it. The Trustee accepts its appointment by executing the trust agreement. A Trustee will be subject to direction by the Committee or its authorized delegatee or, to the extent specified by the Company, by an Investment Manager or other Funding Agent, and will have the degree of discretion to manage and control Plan assets specified in the trust agreement. Neither the Administrator nor the Committee, nor any other Plan fiduciary will be liable for any act or omission to act of a Trustee, as to duties delegated to the Trustee. Any Trustee appointed under this Article XI will be an institution.

                                  ARTICLE XII

                         Plan Amendment or Termination
                         -----------------------------

12.1  Plan Amendment or Termination
      -----------------------------

          The Company may amend, modify or terminate this Plan at any time by resolution of its Board or by resolution of or other action recorded in the minutes of the Administrator or the Committee. Execution and delivery by the Chairman of the Board, the President, any Vice President of the Company or the Committee of an amendment to the Plan is conclusive evidence of the amendment, modification or termination.

12.2  Limitations on Plan Amendment
      -----------------------------

          No Plan amendment can:

          (a) authorize any part of the Trust Fund to be used for, or diverted to, purposes other than the exclusive benefit of Participants or their Beneficiaries;

          (b) decrease the accrued benefits of any Participant or his or her Beneficiary under the Plan; or

          (c) except to the extent permitted by law, eliminate or reduce an early retirement benefit or retirement-type subsidy (as defined in Code Section 411) or an optional form of benefit with respect to service prior to the date the amendment is adopted or effective, whichever is later.

12.3  Right to Terminate Plan or Discontinue Contributions
      ----------------------------------------------------

          The Participating Employers intend and expect to continue this Plan in effect and to make the contributions provided for in this Plan. However, the Company reserves the right to terminate the Plan at any time in the manner set forth in Section 12.1. In addition, each Participating Employer reserves the right to completely discontinue contributions to the Plan for its Employees at any time. Upon termination of the Plan, each affected Participant's Account Balance will be vested and nonforfeitable and the Trust will continue until the Trust Fund has been distributed.

12.4  Bankruptcy
      ----------

          If the Company is ever judicially declared bankrupt or insolvent, and no provisions to continue the Plan are made in the bankruptcy or insolvency proceeding, the Plan will to the extent permissible under federal bankruptcy law, be completely terminated.

                                  ARTICLE XIII

                            Miscellaneous Provisions
                            ------------------------

13.1  Subsequent Changes
      ------------------

          All benefits to which any Participant, Surviving Spouse or Beneficiary may be entitled under this Plan will be determined under the Plan as in effect when the Participant ceases to be an Eligible Employee, and will not be affected by any subsequent change in the provisions of the Plan, unless either the Participant again becomes an Eligible Employee or the subsequent change expressly applies to the Participant.

13.2  Merger or Transfer of Assets
      ----------------------------

          13.2.1 Neither the merger or consolidation of a Participating Employer with any other person, nor the transfer of the assets of a Participating Employer to any other person, nor the merger of the Plan with any other plan will constitute a termination of the Plan.

          13.2.2 The Plan may not merge or consolidate with, or transfer any assets or liabilities to, any other plan, unless each Participant would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

13.3  Benefits Not Assignable
      -----------------------

          13.3.1 A Participant's Account Balance may not be assigned or alienated either voluntarily or involuntarily.

          13.3.2 Notwithstanding the foregoing, a Participant may pledge his or her Pre-Tax Account as security for a loan under Section 6.7. In addition, the Administrator or Committee will comply with the terms of any qualified domestic relations order, as defined in Code Section 414(p). Notwithstanding any other provision of the Plan, the Funding Agent has all powers that would otherwise be assigned to the Administrator, regarding the interpretation of and compliance with qualified domestic relations orders, including the power make and enforce rules regarding segregations of or holds on a Participant's Account to comply with a qualified domestic relations order, or when a domestic relations order is reasonably expected, or is under examination of its status.

          13.3.3  In addition, effective August 5, 1997, the prohibition of
Section 13.3.1 will not apply to any offset of a Participant's Account Balance against an amount the Participant is ordered or required to pay to the Plan under a judgment, order, decree or settlement agreement that meets the requirements of this Section 13.3.3. The requirement to pay must arise under a judgment of conviction for a crime involving the Plan, under a civil judgment (including a consent order or decree) entered by a court in an action brought in connection with a violation (or alleged violation) of part 4 of subtitle B of title I of ERISA, or pursuant to a settlement agreement between the Secretary of Labor and the Participant in connection with a violation (or alleged violation) of that part 4. In addition, the judgment, order, decree or settlement agreement must expressly provide for the offset of all or part of the amount that must be paid to the Plan against the Participant's Account Balance.

13.4  Exclusive Benefit of Participants
      ---------------------------------

          Notwithstanding any other provision of the Plan, no part of the Trust Fund must ever be used for, or diverted to, any purpose other than the exclusive providing benefits to Participants and their Beneficiaries and defraying the reasonable expenses of the Plan, except that, upon the direction of the
Administrator:

          (a) any contribution made by a Participating Employer by a mistake of fact will be returned within one year after payment of the contribution;

          (b) any contribution made by a Participating Employer that was conditioned upon its deductibility shall be returned to the extent disallowed as a deduction under Code Section 404 within one year after the deduction is disallowed; and

          (c) any contribution that was initially conditioned on the Plan's satisfying the requirements of Code Section 401(a) will be returned to the Participating Employer who made it, if the Plan is initially determined not to satisfy the requirements of Code
               Section 401(a).

          Any amount a Participating Employer seeks to recover under paragraph
(a) or (b) will be reduced by the amount of any losses attributable to it, but will not be increased by the amount of any earnings attributable to it.

13.5  Benefits Payable to Minors, Incompetents and Others
      ---------------------------------------------------

          If any benefit is payable to a minor, an incompetent, or a person otherwise under a legal disability, or to a person the Administrator reasonably believes to be physically or mentally incapable of handling and disposing of his or her property, whether because of his or her advanced age, illness, or other physical or mental impairment, the Administrator has the power to apply all or any part of the benefit directly to the care, comfort, maintenance, support, education, or use of the person, or to pay all or any part of the benefit to the person's parent, guardian, committee, conservator, or other legal representative, wherever appointed, to the individual with whom the person is living or to any other individual or entity having the care and control of the person. The Plan, the Administrator and any other Plan fiduciary will have fully discharged their responsibilities to the Participant, Surviving Spouse or Beneficiary entitled to a payment by making payment under the preceding sentence.

13.6  Plan Not A Contract of Employment
      ---------------------------------

          The Plan is not a contract of Employment, and the terms of Employment of any Employee will not be affected in any way by the Plan or any related instruments, except as specifically provided in the Plan or related instruments.

13.7  Source of Benefits
      ------------------

          Plan benefits will be paid or provided for solely from the Trust or applicable insurance or Annuity Contracts, and the Participating Employers assume no liability for Plan benefits.

13.8  Proof of Age and Marriage
      -------------------------

          Participants and Beneficiaries must furnish proof of age and marital status satisfactory to the Administrator or Committee when and if the Administrator or Committee reasonably requests it. The Administrator or Committee may delay the payment of any benefits under the Plan until all pertinent information regarding age and marital status has been presented to it, and then, if appropriate, make payment retroactively.

13.9  Controlling Law
      ---------------

          The Plan is intended to qualify under Code Section 401(a) and to comply with ERISA, and its terms will be interpreted accordingly. If any Plan provision is subject to more than one construction, the ambiguity will be resolved in favor of the interpretation or construction consistent with that intent. Similarly, if there is a conflict between any Plan provisions, or between any Plan provision and any Plan administrative form submitted to the Administrator, the Plan provisions necessary to retain qualified status under Code Section 401(a) will govern. Otherwise, to the extent not preempted by ERISA or as expressly provided herein, the laws of the State of Illinois (other than its conflict of laws provisions) will control the interpretation and performance of the Plan.

13.10  Income Tax Withholding
       ----------------------

          The Administrator or Committee may direct that any amounts necessary to comply with applicable employment tax law be withheld from any payment due under this Plan.

13.11   Claims Procedure
        ----------------

          13.11.1 Any application for benefits under the Plan and all inquiries concerning the Plan shall be submitted to the Company at such address as may be announced to Participants from time to time. Applications for benefits shall be in writing on the form prescribed by the Company and shall be signed by the Participant or, in the case of a benefit payable after the death of the Participant, by the Participant's Surviving Spouse or Beneficiary, as the case may be.

          13.11.2 The Company shall give written notice of its decision on any application to the applicant within 90 days. If special circumstances require a longer period of time the Company shall so notify the applicant within 90 days, and give written notice of its decision to the applicant within 180 days after receiving the application. In the event any application for benefits is denied in whole or in part, the Company shall notify the applicant in writing of the right to a review of the denial. Such written notice shall set forth, in a manner calculated to be understood by the applicant, specific reasons for the denial, specific references to the Plan provisions on which the denial is based, a description of any information or material necessary to perfect the application, an explanation of why such material is necessary and an explanation of the Plan's review procedure.

          13.11.3 The Company shall appoint a "Review Panel," which shall consist of three or more individuals who may (but need not) be employees of the Company. The Review Panel shall be the named fiduciary which has the authority to act with respect to any appeal from a denial of benefits under the Plan.

          13.11.4 Any person (or his authorized representative) whose application for benefits is denied in whole or in part may appeal the denial by submitting to the Review Panel a request for a review of the application within 60 days after receiving written notice of the denial. The Company shall give the applicant or such representative an opportunity to review, by written request, pertinent materials (other than legally privileged documents) in preparing such request for review. The request for review shall be in writing and addressed as follows: "Review Panel of the Employee Welfare Benefits Plan Committee, 200 East Randolph Drive, Chicago, Illinois 60601." The request for review shall set forth all of the grounds on which it is based, all facts in support of the request and any other matters which the applicant deems pertinent. The Review Panel may require the applicant to submit such additional facts, documents or other material as it may deem necessary or appropriate in making its review.

          13.11.5 The Review Panel shall act upon each request for review within 60 days after receipt thereof. If special circumstances require a longer period of time the Review Panel shall so notify the applicant within 60 days, and give written notice of its decision to the applicant within 120 days after receiving the request for review. The Review Panel shall give notice of its decision to the Company and to the applicant in writing. In the event the Review Panel confirms the denial of the application for benefits in whole or in part, such notice shall set forth in a manner calculated to be understood by the applicant, the specific reasons for such denial and specific references to the Plan provisions on which the decision is based.

          13.11.6 The Review Panel shall establish such rules and procedures, consistent with ERISA and the Plan, as it may deem necessary or appropriate in carrying out its responsibilities under this Section 13.11.

          13.11.7 No legal or equitable action for benefits under the Plan shall be brought unless and until the claimant (a) has submitted a written application for benefits in accordance with Section 13.10.1, (b) has been notified by the Company that the application is denied, (c) has filed a written request for a review of the application in accordance with Section 13.10.4 and (d) has been notified in writing that the Review Panel has affirmed the denial of the application; provided that legal action may be brought after the Review Panel has failed to take any action on the claim within the time prescribed in Section 13.11.5. A claimant may not bring an action for benefits in accordance with this Section 13.11.7 later than 90 days after the Review Panel denies the claimant's application for benefits.

13.12  Participation in the Plan by An Affiliate
       -----------------------------------------

          13.12.1 With the consent of the Board, any Affiliate, by appropriate action of its board of directors, a general partner or the sole proprietor, as the case may be, may adopt the Plan. Each Affiliate will determine the classes of its Employees that will be Eligible Employees and the amount of its contribution to the Plan on behalf of its Eligible Employees.

          13.12.2 With the consent of the Board, a Participating Employer, by appropriate action, may terminate its participation in the Plan.

          13.12.3 With the consent of the Board, a Participating Employer, by appropriate action, may withdraw from the Plan and the Trust. A Participating Employer's withdrawal will be deemed to be an adoption by that Participating Employer of a plan and trust identical to the Plan and the Trust, except that all references to the Company will be deemed to refer to that Participating Employer. At such time and in such manner as the Administrator directs, the assets of the Trust allocable to Employees of the Participating Employer will be transferred to the trust deemed adopted by the Participating Employer.

          13.12.4 A Participating Employer will have no power with respect to the Plan except as specifically provided herein.

13.13  Action by Participating Employers
       ---------------------------------

          Any action required to be taken by the Company pursuant to any Plan provisions will be evidenced in the manner set forth in Section 12.1. Any action required to be taken by a Participating Employer will be evidenced by a resolution of the Participating Employer's board of directors (or an authorized committee of that board). Participating Employer action may also be evidenced by a written instrument executed by any person or persons authorized to take the action by the Participating Employer's board of directors, any authorized committee of that board, or the stockholders. A copy of any written instrument evidencing the action by the Company or Participating Employer must be delivered to the secretary or assistant secretary of the Company or Participating Employer.

13.14  Dividends
       ---------

          Any dividends credited to a group Annuity Contract between the Participating Employer and the Funding Agent will be used to provide additional benefits under the Plan.

                                  ARTICLE XIV

                              Top Heavy Provisions
                              --------------------

14.1  Top Heavy Definitions
      ---------------------

          For purposes of this Article XIV and any amendments to it, the terms listed in this Section 14.1 have the meanings ascribed to them below.

          14.1.1 Aggregate Employer Contributions means the sum of all Company Contributions and Forfeitures allocated under this Plan for a Participant, and all employer contributions and forfeitures allocated for the Participant to all Related Defined Contributions in the Aggregation group.

          14.1.2 Aggregation Group means the group of plans in a Mandatory Aggregation Group, if any, that includes the Plan, unless including additional Related Plans in the group would prevent the Plan for being a Top Heavy Plan, in which case Aggregation Group means the group of plans in a Permissive Aggregation Group, if any, that includes the Plan.

          14.1.3 Determination Date means, for a Plan Year, the last day of the preceding Plan Year. If the Plan is part of an Aggregation Group, the Determination Date for each other plan will be, for any Plan Year, the Determination Date for that other plan that falls in the same calendar year as the Determination Date for the Plan.

          14.1.4 Key Employee means an employee described in Code Section 416(i)(1) and the regulations promulgated thereunder. Generally, a Key Employee is an Employee or former Employee who, at any time during the Plan Year containing the Determination Date or any of the four preceding Plan Years, is:

          (a) an officer of the Company or an Affiliate with annual Compensation greater than 50% of the amount in effect under Code
               Section 415(b)(1)(A);

          (b) one of the ten Employees of the Company and all Affiliates owning (or considered to own within the meaning of Code Section 318) the largest interests in any of the Company and the Affiliates, but only if the Employee has annual Compensation greater than the limitation in effect under Code Section 415(c)(1)(A);

          (c)  a five percent owner of the Company or an Affiliate; or

          (d) a one percent owner of the Company or an Affiliate with annual Compensation from the Company and all Affiliates of more than $150,000.

For purposes of determining who is a Key Employee, the Plan's definition of Compensation will be applied by taking into account amounts paid by Affiliates who are not Participating Employers, as well as amounts paid by Participating Employers, and without applying the exclusions for amounts paid by a Participating Employer to cover an Employee's nonqualified deferred compensation FICA tax obligations and for gross-up payments on such FICA tax payments.

          14.1.5 Mandatory Aggregation Group means each plan (considering the Plan and Related Plans) that, during the Plan Year that contains the Determination Date or any of the four preceding Plan Years:

          (a)  had a participant who was a Key Employee; or

          (b) was required to be considered with a plan in which a Key Employee participated in order to enable the plan in which the Key Employee participated to meet the requirements of Code Section 401(a)(4) or 410(b).

          14.1.6 Non-key Employee means an Employee or former Employee who is not a Key Employee.

          14.1.7 Permissive Aggregation Group means the group of plans consisting of the plans in a Mandatory Aggregation Group with the Plan, plus any other Related Plan or Plans that, when considered as a part of the Aggregation Group, does not cause the Aggregation Group to fail to satisfy the requirements of Code Section 401(a)(4) or 410(b).

          14.1.8 Present Value of Accrued Benefits means, for any Plan Year, an amount equal to the sum of (a), (b) and (c) for each person who, in the Plan Year containing the Determination Date, was a Key Employee or a Non-key Employee.

          (a) The value of a person's full Account Balance under the Plan, plus his or her total account balances under each Related Defined Contribution Plan in the Aggregation Group, determined as of the valuation date coincident with or immediately preceding the Determination Date, adjust for contributions due as of the Determination Date, as follows:

               (i) in the case of a plan not subject to the minimum funding requirements of Code Section 412, by including the amount of any contributions actually made after the valuation but on or before the Determination Date and, in the first plan year of a plan, by including contributions made after the Determination Date that are allocated as of a date in the first plan year; and

               (ii) in the case of a plan that is subject to the minimum funding requirements of Code Section 412, by including the amount of any contributions that would be allocated as of a date no later than the

                    Determination Date, plus adjustments to those amounts required under applicable rulings, even though those amounts are not yet required to be contributed or allocated (e.g., because they have been waived) and by including the amount of any contributions actually made (or due to be made) after the valuation date but before the expiration of the extended payment period in Code Section 412(c)(10).

          (b) The sum of the actuarial present value of a person's accrued benefits under each Related Defined Benefit Plan in the Aggregation Group, determined for any person who is employed by a Participating Employer on a Determination Date, expressed as a benefit commencing at normal retirement date (or, if later, the person's attained age). The present value of an accrued benefit under a Related Defined Benefit Plan is determined as of the most recent valuation date that is within the 12-month period ending on the Determination Date.

          (c) The aggregate value of amounts distributed during the plan year that includes the Determination Date or any of the four preceding plan years, including amounts distributed under a terminated plan which, if it had not been terminated, would have been in the Aggregation Group.

          14.1.9 Related Plan means any other defined contribution plan (a "Related Defined Contribution Plan") or defined benefit plan (a "Related Defined Benefit Plan") (both as defined in Code Section 415(k), maintained by the Company or an Affiliate.

          14.1.10 A Super Top Heavy Aggregation Group exists in any Plan Year for which, as of the Determination Date, the sum of the Present Value of Accrued Benefits for Key Employees under all plans in the Aggregation Group exceeds 90% of the sum of the Present Value of Accrued Benefits for all employees under all plans in the Aggregation Group. In determining the sum of the Present Value of Accrued Benefits for all employees, the Present Value of Accrued Benefits for any Non-key Employee who was a Key Employee for any Plan Year preceding the Plan Year that contains the Determination Date will be excluded.

          14.1.11 Super Top Heavy Plan means the Plan when it is described in the second sentence of Section 14.2.

          14.1.12 A Top Heavy Aggregation Group exists in any Plan Year for which, as of the Determination Date, the sum of the Present Value of Accrued Benefits for Key Employees under all plans in the Aggregation Group exceeds 60% of the sum of the Present Value of Accrued Benefits for all employees under all plans in the Aggregation Group. In determining the sum of the Present Value of Accrued Benefits for all employees, the Present Value of Accrued Benefits for any Non-key Employee who was a Key Employee for any Plan Year preceding the Plan Year that contains the Determination Date will be excluded.

          14.1.13 Top Heavy Plan means the Plan when it is described in the first sentence of Section 14.2.

14.2  Determination of Top Heavy Status
      ---------------------------------

          This Plan is a Top Heavy Plan in any Plan Year in which it is a member of a Top Heavy Aggregation Group, including a Top Heavy Aggregation Group that includes only the Plan. The Plan is a Super Top Heavy Plan in any Plan Year in which it is a member of a Super Top Heavy Aggregation Group, including a Super Top Heavy Aggregation Group that includes only the Plan.

14.3  Minimum Allocation for Top Heavy Plan
      -------------------------------------

          14.3.1 For any Plan Year that the Plan is a Top Heavy Plan, the sum of the Company Contributions and Forfeitures allocated to the Accounts of each Participant who is a Non-key Employee will be at least three percent of the Participant's Compensation. However, if the sum of the Company contributions and Forfeitures allocated to the Accounts of each Participant who is a Key Employee for the Plan Year is less than three percent of his or her Compensation and this Plan is not required to be included in an Aggregation Group to enable a defined benefit plan to meet the requirements of Code Section 401(a)(4) or 410(b), the sum of the Company Contributions and Forfeitures allocated to the Accounts of each Participant who is a Non-key Employee for the Plan Year will be equal to the largest percentage of Compensation allocated to the Accounts of any Participant who is a Key Employee. Notwithstanding the foregoing, no minimum allocation will be required for any Non-key Employee who participates in another defined contribution plan subject to Code Section 412 and included with this Plan in a Mandatory Aggregation Group.

          14.3.2 For any Plan Year when the Plan is a Top Heavy Plan but not a Super Top Heavy Plan and a Key Employee is a participant in both this Plan and a defined benefit plan included in a Mandatory Aggregation Group that is top heavy, the extra minimum allocation will be provided only in this Plan, and by substituting four percent for three percent, where the latter percentage appears in Section 14.3.1.

          14.3.3 For any Plan Year that the Plan is a Top Heavy Plan, the minimum allocations set forth in this Section 14.3 will be allocated to the Accounts of all Non-key Employees who are Participants and who are employed by the Company on the last day of the Plan Year, regardless of their service during the Plan Year, and whether or not they have made contributions of their own to the Plan.

          14.3.4 In lieu of the above, if a Non-key Employee participates in this Plan and a Related Defined Benefit Plan included with this Plan in a Mandatory Aggregation Group that is a Top Heavy Aggregation Group, a minimum allocation of five percent of Compensation will be provided under this Plan. However, for any Plan Year when the Plan is a Top Heavy Plan but not a Super Top Heavy Plan and a Key Employee is a participant in both this Plan and a Related

Defined Benefit Plan included with this Plan in a Mandatory Aggregation Group, seven and one-half percent will be substituted for five percent where the latter percentage appears in this Section 14.3.4, and the extra minimum allocation will be provided only in this Plan.

14.4  Adjustment of Combined Plan Fraction
      ------------------------------------

          For any Plan Year beginning before January 1, 2000 in which this Plan was a Super Top Heavy Plan, the combined plan fraction of Section 3.9 was determined by using the figure 1.00, rather than the figure 1.25 in the denominator of each Participant's defined benefit plan fraction and defined contribution plan fraction. Also in any such Plan Year, Code Section 415(e)(7)(B)(i) was applied by substituting the figure $41,500 for the figure $51,875.

          To record the amendment and restatement of the Plan to read as set forth herein, the Company has caused its authorized member of the Committee to execute the same this ___ day of December, 1999, but to be effective as of January 1, 1999, except as otherwise expressly provided herein.

                              FMC CORPORATION

                              By J. Paul McGrath
                                -------------------------------------
                                    Member, Employee Welfare Benefits
                                    Plan Committee

                                   APPENDIX A

                            Bargaining Units Covered
                            ------------------------

Until otherwise negotiated, the bargaining units whose members are covered by the Plan, and the effective dates of their coverage, are listed below.

Name of Bargaining Unit                              Effective Date of Coverage
-----------------------                              --------------------------

Agricultural Machinery Division,
Hoopeston, Illinois, United Paperworkers
International Union, AFL-CIO, CLC,
Local 7985                                            January 1, 1997

Peroxygen Chemicals Division, Buffalo, New York,
International Chemical Workers Union, Local 706C      July 1, 1997

Phosphorus Chemicals Division, Pocatello, Idaho,
International Association of Machinists and
Aerospace Workers, AFL-CIO, Gate City
Mechanics, Local 1933                                 July 1, 1998

Kemmerer Coke Plant, Kemmerer, Wyoming,
District No. 22, United Mine Workers of America,
in behalf of Local Union No. 1316, UMWA               August 1, 1998

Agricultural Chemicals Division, Lawrence,
Kansas, International Chemical Workers
Union, Local 605                                      September 15, 1998

Phosphorus Chemicals Division, Carteret,
New Jersey, International Chemical Workers
Union, Local 144                                      October 15, 1998

Agricultural Chemicals Division, Middleport,
New York, International Association of Machinists,
Local 1180                                            January 1, 1999